EXHIBIT 10.1
                            SHARE PURCHASE AGREEMENT

         This SHARE PURCHASE AGREEMENT ("AGREEMENT") is made and entered into in the City of Montreal, Quebec, Canada, on the 2nd day of January, 2005.

BY AND AMONG:     YVON LEVEILLE, businessman, residing and domiciled at 443 Des
                  Pins Street, Saint-Bruno de Montarville, Province of Quebec,
                  J3V 5G5

                  ("Y. LEVEILLE")

AND: ALAIN LACHAMBRE, businessman, residing and domiciled at 120 Paul de Maricourt Street, Sainte-Julie, Province of Quebec, J3E 2Z4

                  ("A. LACHAMBRE")

AND: CELINE PLOURDE, businesswoman, residing and domiciled at 443 Des Pins Street, Saint-Bruno de Montarville, Province of Quebec, J3V 5G5;

                  ("C. PLOURDE")

AND: 9144-6773 QUEBEC INC., a corporation duly incorporated under the Quebec Companies Act, having its head office at 443 Des Pins Street, Saint-Bruno de Montarville, Province of Quebec, J3V 5G5, herein represented by Yvon Leveille, its President, duly authorized in virtue of a resolution of the Board of directors dated January 2, 2005;

                  ("LEVEILLE HOLDCO")

AND: 9144-6906 QUEBEC INC., a corporation duly incorporated under the Quebec Companies Act, having its head office at 120 Paul de Maricourt Street, Sainte-Julie, Province of Quebec, J3E 2Z4, herein represented by Alain Lachambre, its President, duly authorized in virtue of a resolution of the Board of directors dated January 2, 2005;

                  ("LACHAMBRE HOLDCO")

                  (individually referred herein to as the "VENDOR" and collectively referred to herein as the "VENDORS").

AND: TECKN-O-LASER GLOBAL COMPANY, a Nova Scotia unlimited liability company carrying on the business previously carried on by Teckn-O-Laser Global Inc. with its principal executive offices at 2101-N, rue Nobel, Sainte Julie, Quebec, J3E 1Z8, herein represented by Yvon

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                  Leveille, its President, duly authorized in virtue of a
                  resolution of the Board of directors dated January 2, 2005;

                  ("ACQUIREE")

AND: TECKN-O-LASER COMPANY, a Nova Scotia unlimited liability company resulting from the amalgamation of 3191501 Nova Scotia Limited and Teck-O-Laser Inc., a company originally constituted under the CANADA BUSINESS CORPORATIONS Act and continued under the laws of Nova Scotia with its principal executive offices at 2101-N, rue Nobel, Sainte Julie, Quebec, J3E 1Z8, herein represented by Yvon Leveille, its President, duly authorized in virtue of a resolution of the Board of directors dated January 2 2005;

                  ("TOL CANADA")

AND: 3091503 NOVA SCOTIA COMPANY, a Nova Scotia unlimited liability company with its principal executive offices at 11 Tanager Avenue, suite 100, Toronto, Ontario, Canada M4G 3P9, herein represented by William Smith, its President, duly authorized in virtue of a resolution of the Board of directors dated January 2, 2005;

                  ("ACQUIROR")

AND: ADSERO CORP., a Delaware corporation with its principal executive offices at 11 Tanager Avenue, Suite 100, Toronto, Ontario, Canada M4G 3P9, herein represented by William Smith, its CFO, duly authorized in virtue of a resolution of the Board of directors dated January 2, 2005;

                  ("ADSERO")

AND: YAC CORP., a Delaware corporation, which is a wholly owned subsidiary of Adsero, with its principal executive offices at 11 Tanager Avenue, Suite 100, Toronto, Ontario, Canada M4G 3P9, herein represented by William Smith, its CFO, duly authorized in virtue of a resolution of the Board of directors dated January 2, 2005;

                  ("YAC")

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AND:              3091732 NOVA SCOTIA COMPANY, a Nova Scotia unlimited liability company, which is a wholly owned subsidiary of YAC, with its principal executive offices at 11 Tanager Avenue, Suite 100, Toronto, Ontario, Canada M4G 3P9, herein represented by
                  William Smith, its President, duly authorized in virtue of a resolution of the Board of directors dated January 2, 2005;

                  ("CALLCO")

                  (Acquiror, Acquiree, TOL Canada, Callco, YAC, Adsero and the Vendors are referred to individually herein as a "Party" and collectively as the "Parties".


                                    PREAMBLE

         WHEREAS Adsero and certain of the Vendors have entered into a letter of intent dated May 3, 2004 as amended and replaced on September 17, 2004 and further amended on December 14, 2004 (the Letter of intent") pursuant to which Acquiror has agreed to purchase all of the issued and outstanding shares of Acquiree subject to and conditional upon the terms and conditions contained therein;

         WHEREAS TOL Canada is a wholly owned subsidiary of Acquiree;

         WHEREAS TOL Canada is the only subsidiary of Acquiree;

         WHEREAS the Vendors directly or beneficially own all of the issued and outstanding shares in the share capital of Acquiree;

         WHEREAS, in consideration of the Purchase Price (as defined herein) and subject to the terms and conditions hereof, the Acquiror hereby purchases and the Vendors hereby sell all of the Acquiree Preferred Shares and the Acquiree Common Shares (as defined herein); and,

         WHEREAS the Parties further desire to enter into a series of related transactions, on the terms and conditions as set forth herein.

         NOW, THEREFORE, in consideration of the respective covenants contained herein and intending to be legally bound hereby, the Parties hereto agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

         For convenience, certain terms used in this Agreement and not defined above or elsewhere, are listed in alphabetical order and defined below (such terms as well as any other terms defined elsewhere in this Agreement shall be equally applicable to both the singular and plural forms of the terms defined):

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ALL REFERENCES TO CURRENCIES IN THIS AGREEMENT SHALL BE IN CANADIAN DOLLARS
UNLESS STATED OTHERWISE.

"ACQUIREE COMMON SHARES" means the Class "A" and Class "B" common shares in the share capital of the Acquiree.

         "ACQUIREE PREFERRED SHARES" means the Class "A", "B", "C", "D", "E", and "F" preferred shares in the share capital of the Acquiree.

         "ACQUIROR INDEMNIFIED PARTY" means each of Adsero, YAC, Callco and Acquiror and each of its officers, directors, shareholders, employees, agents and counsel.

         "ACQUIROR SERIES I EXCHANGEABLE SHARES" means the Series I Exchangeable Shares of the Acquiror, each of which is exchangeable at any time after Closing, on a share for share basis, into Adsero Common Shares, the whole as more fully described in the Series I Exchangeable Shares Voting, Exchange and Support Agreement attached hereto as Schedule 1.A.

         "ACQUIROR SERIES II EXCHANGEABLE SHARES" means the Series II Exchangeable Shares of the Acquiror, each of which is exchangeable on a share for share basis into Adsero Common Shares the whole as more fully described in the Series II Exchangeable Shares Voting, Exchange and Support Agreement attached hereto as Schedule 1.B.

         "ACQUIROR PREFERRED SHARES" means the preferred shares in the share capital of the Acquiror, the rights and attributes of which are described in Schedule "A" of the Preferred Shares Purchase and Support Agreement attached hereto as Schedule 1.C.

         "ADSERO COMMON SHARES" means the common shares forming part of the authorized share capital of Adsero and which are posted for trading on the OTC Bulletin Board under the symbol ADSO.

         "ADSERO SERIES A PREFERRED SHARES" means the voting preferred shares in the share capital of Adsero as fully described in the Certificate of Designation attached hereto as Schedule 2.11.2.2(b).

         "ADSERO SEC REPORTS" means all required forms, reports, statements, schedules and other documents filed with the SEC (including its most recent annual and quarterly financial statements available as of the date hereof).

         "AFFILIATE" means, with respect to any Person, any other Person that directly or indirectly controls or is controlled by or under common control with such Person. For the purposes of this definition, "control" when used with respect to any Person, means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise; and the terms "affiliated," "controlling" and "controlled" have meanings correlative to the foregoing.

         "AGREEMENT" means this Share Purchase Agreement and the Schedules hereto.

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         "ALAIN LACHAMBRE EMPLOYMENT AGREEMENT" means the employment agreement attached hereto as Schedule 2.11.2.2(f).

         "ASSETS" means, with respect to Adsero, Acquiror, Callco, YAC, Acquiree, or TOL Canada, as shown by the context in which used, all of the assets, properties, goodwill and rights of every kind and description, moveable and immoveable, real and personal, tangible and intangible, wherever situated and whether or not reflected in such Party's most recent financial statements and to which such Party has good and marketable title.

         "BUSINESS" means with respect to any Party, the entire business and operations of such Person.

         "BUSINESS DAY" means any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the Province of Quebec generally are authorized or required by law or other government actions to close.

         "CANADIAN GAAP" means generally accepted accounting principles as approved from time to time by the Canadian Institute of Chartered Accountants or any successor institute, applied on a consistent basis.

         "CHARTER DOCUMENTS" means a Person's certificate or articles of incorporation or memorandum and articles of association, and any amendments thereto.

         "CLOSING" means the closing of the Transactions set forth herein held on the date hereof at the offices of Belanger Sauve in Montreal, Quebec; the Closing shall be deemed completed only once all the Transaction Documents have been executed and all acts and ancillary documents contemplated in this Agreement shall have been completed to the satisfaction of all Parties.

         "CONTRACT" means any written or oral contract, agreement, letter of intent, agreement in principle, lease, instrument or other commitment that is binding on any Person or its property under applicable Law.

         "COPYRIGHTS" means registered copyrights, copyright applications and unregistered copyrights.

         "COURT ORDER" means any judgment, decree, injunction, order or ruling of any federal, state, local or foreign court or governmental or regulatory body or authority, or any arbitrator that is binding on any Person or its property under applicable Law.

         "DEFAULT" means (i) a breach, default or violation, (ii) the occurrence of an event that with or without the passage of time or the giving of notice, or both, would constitute a breach, default or violation or
         (iii) with respect to any Contract, the occurrence of an event that with or without the passage of time or the giving of notice, or both, would give rise to a right of termination, renegotiation or acceleration or a right to receive damages or a payment of penalties.

         "DGCL" means the Delaware General Corporation Law, as amended through the date of this Agreement.

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         "EBITDA" means the earnings before interest, taxes, depreciation and amortization of Acquiree, TOL Canada and TOL USA as determined in accordance with Schedule 1.D attached hereto.

         "EFFECTIVE DATE" means January 2nd, 2005.

         "ENCUMBRANCES" means any lien, mortgage, security interest, pledge, restriction on transferability, defect of title or other claim, charge or encumbrance of any nature whatsoever on any property or property interest.

         "ENVIRONMENTAL CONDITION" means any condition or circumstance, including the presence of Hazardous Substances which does or would (i) require assessment, investigation, abatement, correction, removal or remediation under any Environmental Law or U.S. Environmental Law, as the case may be, (ii) give rise to any civil or criminal Liability under any Environmental Law or U.S. Environmental Law, as the case may be, (iii) create or constitute a public or private nuisance or (iv) constitute a violation of or non-compliance with any Environmental Law or U.S. Environmental Law, as the case may be.

         "ENVIRONMENTAL LAW" means the ACT RESPECTING THE QUALITY OF THE ENVIRONMENT, R.S.Q. c. Q. 2 (Quebec), as amended from time to time (the "Q.E.P.A."), and the CANADIAN ENVIRONMENTAL PROTECTION ACT, R.S.C. 1985
         c. 16 (4th Supp.), as amended from time to time (the "C.E.P.A.") and all applicable statutes, regulations, ordinances, by-laws and codes, now in existence in Canada (whether federal, provincial or municipal) relating to the protection and preservation of the environment, human health and safety, or Hazardous Substances.

         "ENVIRONMENTAL PERMITS" includes all orders, permits, certificates, approvals, consents, registrations and licences issued by any authority of competent jurisdiction under Environmental Laws or U.S. Environmental Law, as the case may be.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "GOVERNMENTAL AUTHORITY" means any federal, state, local, municipal or foreign or other government or governmental agency or body.

         "HAZARDOUS SUBSTANCES" means any material, waste or substance (including, without limitation, any product) that may or could pose a hazard to the environment or human health or safety including, without limitation, any contaminant, toxic substance, dangerous goods or pollutant or any other substance which when released to the natural environment is likely to cause, at some immediate or future time, material harm or degradation to the natural environment or material risk to human health as the whole is regulated under any laws or court orders.

         "IMMOVEABLE PROPERTY" means all immoveable property of the Acquiree and any title or interest therein, all of which are described in Schedule
         4.8 attached hereto;

         "INTELLECTUAL PROPERTY" means any Copyrights, Patents, Trademarks, technology, licenses, trade secrets, computer software and other intellectual property.

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         "KNOWLEDGE" of any Person means that which such Person actually knows or, after diligent investigation commensurate with such Person's position with another Person, should have known.

         "LAW" means any statute, law, ordinance, regulation, order, rule, common law principles or consent agreements of any Governmental Authority, including, without limitation, those covering environmental, energy, safety, health, transportation, bribery, record keeping, zoning, anti-discrimination, antitrust, wage and hour, and price and wage control matters.

         "LEASED PREMISES" means all premises leased by Acquiree or its Subsidiary under the Leases;

         "LEASES" means the leases and the agreements to lease under which Acquiree or its Subsidiary leases any real property, as listed in
         Schedule 4.23 attached hereto;

         "LIABILITY" means any direct or indirect liability, indebtedness, obligation, expense, claim, loss, damage, deficiency, guaranty or endorsement of or by any Person.

         "LITIGATION" means any lawsuit, action, arbitration, administrative or other proceeding, criminal prosecution or governmental investigation or inquiry.

         "LOCK-UP AGREEMENT" means the agreement attached hereto as Schedule 2.11.2.1(b).

         "MATERIAL ADVERSE EFFECT" means a fact or event which has had or is reasonably likely to have a material adverse effect on the Assets, Business, financial condition or results of operations of a Party, as the case may be, as indicated by the context in which used, and when used with respect to representations, warranties, conditions, covenants or other provisions hereof means the individual effect of the situation to which it relates and also the aggregate effect of all similar situations unless the context indicates otherwise.

         "PATENTS" means patents, patent applications, reissue patents, patents of addition, divisions, renewals, continuations, continuations-in-part, substitutions, additions and extensions of any of the foregoing.

         "PERSON" means an individual or a corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.

         "PREFERRED SHARES PURCHASE AND SUPPORT AGREEMENT" means the agreement governing the Acquiror Preferred Shares and attached hereto under
         Schedule 1.C and dated January 2, 2005.

         "PROCEEDING" means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

         "REGULATION" means any federal, state, local or foreign rule or regulation.

         "SCHEDULE" means any Schedule attached to and forming part of this Agreement.

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         "SEC" means the United States Securities and Exchange Commission.

         "SECURITIES LAWS" means any applicable laws, statutes, regulations, by-laws, guidelines, national instruments in force in any jurisdiction of Canada or United States which are applicable to any Party hereof and to the issuance of any security;

         "SERIES I EXCHANGEABLE SHARES VOTING, EXCHANGE AND SUPPORT AGREEMENT" means the agreement governing the Acquiror Series I Exchangeable Shares attached hereto under Schedule 1.A and dated January 2, 2005.

         "SERIES II EXCHANGEABLE SHARES VOTING, EXCHANGE AND SUPPORT AGREEMENT" means the agreement governing the Acquiror Series II Exchangeable Shares attached hereto under Schedule 1.B and dated January 2, 2005.

         "SUBSIDIARY" means any corporation or other legal entity of which Adsero, YAC, Callco, Acquiror or Acquiree, as the case may be (either above or through or together with any other Subsidiary) owns, directly or indirectly, more than 50% of the stock or other equity interests the holders of which are generally entitled to vote for the election of directors or other governing body of such corporation or other entity.

         "TAXES" means any and all federal, provincial, state, municipal, local and foreign taxes, assessments and other governmental charges, duties, impositions, levies and liabilities, including, without limitation, taxes based upon gross receipts, assets, transfer taxes, income, profits, sales, use and occupation, and value added, ad valorem, transfer, gains, franchise, withholding, payroll, recapture, employment, excise, unemployment, insurance, social security, business license, occupation, business organization, stamp, environmental and property taxes, together with all interest, penalties and additions imposed with respect to such amounts.

         "TAX RETURN" means any report, return, election, notice, estimate, declaration, information statement and other forms and documents (including all schedules, exhibits and other attachments thereto) relating to and filed or required to be filed with a taxing authority in connection with any Taxes (including, without limitation, estimated Taxes).

         "TOLG" means Teckn-O-Laser Global Inc., a company incorporated under
         Part IA of the COMPANIES ACT (Quebec).

         "TOL USA" means Tecknolaser USA Inc., a wholly owned subsidiary of Adsero.

         "TRADEMARKS" means registered trademarks, registered service marks, trademark and service mark applications and unregistered trademarks and service marks.

         "TRANSACTION DOCUMENTS" means this Agreement and the other agreements described in Article II.

         "TRANSACTIONS" means the transactions herein contemplated.

         "U.S. ENVIRONMENTAL LAWS" means all applicable statutes, regulations, ordinances, by-laws, codes and common law principles, and all international treaties and agreements, now in existence in the United States (whether federal, state or municipal) relating to the

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         protection and preservation of the environment, human health and safety or Hazardous Substances.

         "YVON LEVEILLE EMPLOYMENT AGREEMENT" means the employment agreement attached hereto as Schedule 2.11.2.2(e);

SCHEDULES:

This Agreement incorporates the following schedules which the parties acknowledge are an integral part hereof:

SCHEDULE 1.A               SERIES I EXCHANGEABLE SHARES VOTING AND SUPPORT
                           AGREEMENT
SCHEDULE 1.B.              SERIES II EXCHANGEABLE SHARES VOTING AND SUPPORT
                           AGREEMENT
SCHEDULE 1.C               PREFERRED SHARES PURCHASE AND SUPPORT AGREEMENT
SCHEDULE 1.D.              EBITDA
SCHEDULE 2.1               ISSUED AND OUTSTANDING SHARES OF ACQUIREE
SCHEDULE 2.2               PURCHASE PRICE
SCHEDULE 2.3               PAYMENT OF PURCHASE PRICE
SCHEDULE 2.3 A             ADSERO SERIES A PREFERRED SHARES
SCHEDULE 2.8               AGREED AMOUNT
SCHEDULE 2.10              STOCK OPTIONS
SCHEDULE 2.11.2.1(B)       LOCK-UP AGREEMENT
SCHEDULE 2.11.2.2(B)       ADSERO SERIES A PREFERRED SHARE DESIGNATION
SCHEDULE 2.11.2.2(E)       YVON LEVEILLE EMPLOYMENT AGREEMENT
SCHEDULE 2.11.2.2(F)       ALAIN LACHAMBRE EMPLOYMENT AGREEMENT

SCHEDULE 3.5.3 ADSERO OUTSTANDING OPTIONS, WARRANTS AND CALLS & OTHER COMMITTED ISSUANCES

SCHEDULE 3.6               ADSERO FINANCIAL STATEMENTS

SCHEDULE 3.15(H)           EXCEPTIONS TO SECTION 3.15(H)

SCHEDULE 3.17              FINDER'S FEES
SCHEDULE 4.4.1             ACQUIREE CAPITALIZATION AND OWNERSHIP
SCHEDULE 4.8               IMMOVEABLE PROPERTY
SCHEDULE 4.8.2             TITLES TO ASSETS AND RELATED MATTERS
SCHEDULE 4.9.5             ENVIRONMENTAL PERMITS
SCHEDULE 4.9.6             HAZARDOUS SUBSTANCES
SCHEDULE 4.10.2            CAPITAL EXPENDITURES
SCHEDULE 4.11              EMPLOYEES
SCHEDULE 4.13.1            EMPLOYEE RELATIONS
SCHEDULE 4.14              PROFIT SHARING PLAN
SCHEDULE 4.15.1            INTELLECTUAL PROPERTY
SCHEDULE 4.15.2            INTELLECTUAL PROPERTY AGREEMENTS
SCHEDULE 4.23              LEASES

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                                   ARTICLE II
                              PURCHASES, SALES AND
                      CANCELLATIONS OF SHARES, ISSUANCE OF
                           STOCK OPTIONS, AND RELATED
                                  TRANSACTIONS

2.1      SALE AND PURCHASE OF SHARES OF ACQUIREE

         Subject to the terms and conditions set forth in this Agreement, the Vendors hereby, on the Effective Date, sell to the Acquiror 100% of the Acquiree Common Shares and 100% of the Acquiree Preferred Shares all of which are listed in Schedule 2.1 annexed hereto, being all of the issued and outstanding shares in the share capital of the Acquiree.

2.2      PURCHASE PRICE

         The purchase price (the "PURCHASE PRICE") for the Acquiree Common Shares and the Acquiree Preferred Shares is the amount outlined in Schedule 2.2 attached hereto.

2.3      PAYMENT OF PURCHASE PRICE

         Payment of the Purchase Price shall be effected in the following manner and apportioned in accordance with Schedule 2.3 attached hereto:

         (a)      on Closing by

                  i) the issuance to the Vendors of 6,500,000 Acquiror Series I Exchangeable Shares of which 6,000,000 will be subject to the Lock-Up Agreement; and

                  ii) the issuance to the Vendors of 1,932,000 Acquiror Preferred Shares;

                  iii)     the payment of the sum of $750,000.

         (b)      on subsequent dates by:

                  i)       a cash payment in the amount of $2,182,000 on March
                           31, 2006;

                  ii) a cash payment in the amount of $1,000,000 on March 31, 2007; and,

                  iii) a cash payment in the amount of $1,000,000 on March 31, 2008.

2.4      ADJUSTMENTS TO PURCHASE PRICE

         2.4.1 In the event where the EBITDA for the financial year ending December 31, 2005 is less than $1 million, the Purchase Price shall be reduced by the amount payable under Section 2.3(b)(i) and no further payment will be due under this Section 2.3 (b)
                  (i);

         2.4.2 In the event where the EBITDA for the financial year ending December 30, 2006 is less than $1.5 million, the Purchase Price shall be reduced by the amount

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                  payable under Section 2.3(b)(ii) and no further payment will be due under this Section 2.3 (b) (ii);

2.4.3 In the event where the EBITDA for the financial year ending December 29, 2007 is less than $2 million, the Purchase Price shall be reduced by the amount payable under Section 2.3(b)(iii) and no further payment will be due under this
                  Section 2.3 (b) (iii).

No pro rata payments will be due to the Vendors in the event where the EBITDA is less than the above-stated amounts for the above-stated periods.

2.5      VENDORS CONVERSION OPTION

         Subject to the provisions of the Series I Exchangeable Shares Voting, Support and Exchange Agreement, the Vendors will have the option of converting any payments due under Section 2.3(b) into Acquiror Series I Exchangeable Shares.

         Should the Vendors exercise such option, any payment or portion thereof will be settled by the issuance of that number of Acquiror Series I Exchangeable Shares calculated by dividing the dollar amount of such payment by an amount representing the greater of US$1.00 converted to Canadian dollars or 80% of the average closing price of Adsero Common Shares converted to Canadian dollars for the twenty (20) trading days immediately preceding the date on which the Acquiror will have received a notice in writing advising it of a Vendor's decision to exercise its option to convert. The applicable currency exchange rate will be the offered rate of Acquiror's principal bank on the date of receipt by Acquiror of the above-mentioned notice. No fractional Series I Exchangeable Shares will be issued; any amounts representing such fractions will be paid in cash.

2.6      VENDORS ACKNOWLEDGEMENT

         The Vendors recognize and hereby agree that the value assigned to the Acquiror Series I Exchangeable Shares is based on the price of the Adsero Common Shares which is a publicly traded security whose price is subject to market volatility and that neither Adsero nor the Acquiror make any representations or warranties as to the future market price of the Adsero Common Shares.

2.7      PRESCRIBED CHOICES

         The Acquiror and the Vendors hereto agree to effect all choices and necessary elections in the prescribed time period and forms, in accordance with the rules provided for in Section 85(1) of the INCOME TAX Act (Canada) and in
Section 518 of the TAXATION ACT (Quebec).

2.8      AGREED AMOUNT

         The Acquiror and the Vendors establish the agreed amount in order of the Section 85(1) of the INCOME TAX ACT (Canada) and the Section 518 of the TAXATION ACT (Quebec) as outlined in Schedule 2.8 attached hereto.

2.9      FORMS

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         The Acquiror and the Vendors agree to do and sign any form or document which may be necessary or useful to make the choices provided for in Section 85(1) of the INCOME TAX ACT (Canada) and the Section 518 of the TAXATION ACT (Quebec).

2.10     STOCK OPTIONS

         Subject to the terms and conditions set forth in this Agreement and subject to the Adsero stock option plan (the "STOCK OPTION PLAN"), at Closing, Adsero shall, upon regulatory approval, issue an aggregate of 300,000 stock options (the "STOCK OPTION(S)") to employees of TOL Canada, a list of whom is annexed hereto as Schedule 2.10. Each optionee is currently an employee of TOL Canada and shall continue to be so at the time of the Stock Option grant. Each Stock Option will be exercisable to purchase one Adsero Common Share for a period of 10 years from the date of grant (the "GRANT DATE") at an exercise price equal to the market price of the Adsero Common Shares at the time of the Closing. The Stock Options so granted will vest at a rate of one third (1/3) of the Stock Options so granted to each employee of TOL Canada on each of the first, second, and third anniversaries of the Grant Date.

2.11     CLOSING

         2.11.1   PLACE AND CLOSING

                  The closing deliveries shall take place and shall be held at the offices of Belanger Sauve in Montreal, Quebec.

         2.11.2   CLOSING DELIVERIES

                  2.11.2.1 DELIVERIES IN FAVOUR OF ADSERO AND THE ACQUIROR

                  The obligation of the Acquiror to purchase the issued and outstanding securities of the Acquiree shall be conditional upon receipt of the following on Closing:

                  a) Share certificates evidencing in the aggregate 100% of the issued and outstanding Acquiree Common Shares and Acquiree Preferred Shares in negotiable form, duly endorsed in blank, or with stock transfer powers attached thereto;

                  b) Lock-Up Agreement in the form set out in Schedule 2.11.2.1(b) duly executed by each of the Vendors;

                  c) Certificate executed by each of the Vendors and the Acquiree certifying that:

                           i. the representations and warranties of each of the Vendors and Acquiree, as applicable, contained in this Agreement are true and correct on the date hereof (except to the extent such representations and warranties speak as of an earlier date) and are also true and correct on and as of Closing;

                           ii. each Vendor and the Acquiree have performed or complied in all material respects with all agreements, conditions and covenants required by this Agreement to be performed or complied with by each of them on or before Closing;

                           iii. there has been no Material Adverse Effect on the business of the Acquiree;

                           iv. all third party consents required to be obtained for the consummation of the Transactions, or the absence of which would result in a Material Adverse Effect on the Acquiree, have been obtained; and

                           v. all required governmental approvals have been obtained and any applicable waiting periods, have expired.

                  2.11.2.2 DELIVERIES IN FAVOUR OF THE VENDORS AND THE ACQUIREE

                  The obligation of the Vendors to sell the issued and outstanding securities of the Acquiree shall be conditional upon receipt of the following on Closing:

                  a) Share certificates evidencing in the aggregate 6,500,000 Acquiror Series I Exchangeable Shares registered in accordance with instructions provided by the Vendors and as set out in
                  Schedule 2.3;

                  b) Share certificates evidencing 6,500,000 Adsero Series A Preferred Shares in accordance with instructions provided by the Vendors and as set out in Schedule 2.3 A;

                  c) Share certificates evidencing 1,932,000 Acquiror Preferred Shares in accordance with instructions provided by the Vendors and as set out in Schedule 2.3;

                  d) Cash payment in the aggregate amount of CDN$750,000 payable by way of cheques apportioning payments in accordance with instructions provided by the Vendors and as set out in
                  Schedule 2.3;

                  e) Yvon Leveille Employment Agreement in the form set out in
                  Schedule 2.11.2.2(e) hereto executed by TOL Canada and Adsero, as applicable;

                  f) Alain Lachambre Employment Agreement in the form set out in
                  Schedule 2.11.2.2(f) hereto executed by TOL Canada and Adsero, as applicable;

                  g) resolution of the Board of directors of Adsero confirming the appointment of Yvon Leveille as President and Chief Executive Officer of Adsero as at Closing;

                  h) resolution of the Board of directors of Adsero confirming the appointment of Alain Lachambre as Vice-President of Adsero for Sales and Marketing as at Closing;

                  i) confirmation of the reservation by Adsero of 11,330,000 Adsero Common Shares of its authorized common stock;

                  j) the execution of the Series I Exchangeable Shares Voting, Exchange and Support Agreement attached hereto as Schedule 1.A;

                  k) the execution of the Series II Exchangeable Shares Voting, Exchange and Support Agreement attached hereto as Schedule 1.B;

                  l) the execution of the Preferred Shares Purchase and Support Agreement attached hereto as Schedule 1.C;

                  m) certificate of an Officer of Adsero confirming that, as at Closing, the 6,500,000 Adsero Common Shares of Adsero to be issued upon the exchange of the Acquiror Series I Exchangeable Shares, represent no less than 20% of all of the issued and outstanding common shares of Adsero;

                  n) the execution of the Lock-Up Agreement between Adsero, Callco, YAC, the Acquiror and the Vendors holding Acquiror Series I Exchangeable Shares, as at Closing, providing that 6,000,000 Adsero Common Shares to be issued upon exchange of the Acquiror Series I Exchangeable Shares are subject to restrictions for their sale, transfer or disposal;

                  o) the issuance of the Stock Options pursuant to Section 2.10.

                  p) Certificate executed by the Chief Executive Officer and Chief Financial Officer of Adsero and the Chief Executive Officer of Acquiror, YAC and Callco certifying that:

                           i. the representations and warranties of each of Acquiror, YAC, Callco and Adsero contained in this Agreement are true and correct on the date hereof (except to the extent such representations and warranties speak as of an earlier date) and are also true and correct on and as of Closing,

                           ii. Adsero, the Acquiror, YAC and Callco have performed or complied in all material respects with all agreements, conditions and covenants required by this Agreement to be performed or complied with by each of them on or before Closing,

                           iii. there has been no Material Adverse Effect on the business of the Acquiror, YAC, Callco or Adsero,

                           iv. all third party consents required to be obtained for the consummation of the Transactions, or the absence of which would result in a Material Adverse Effect on Adsero, YAC, Callco or the Acquiror, have been obtained, and

                           v. all required governmental approvals have been obtained and any applicable waiting periods, have expired save and except for any matters relating to United States Securities Laws.

                  q) Any further closing documents required to be tendered pursuant to the terms hereof.

On Closing or thereafter, the Parties shall duly execute, acknowledge and deliver all such further assignments, conveyances, instruments and documents, and shall take such other action consistent with the terms of this Agreement to carry out the transactions contemplated by this Agreement.


                                   ARTICLE III

       REPRESENTATIONS AND WARRANTIES OF ACQUIROR, YAC, CALLCO AND ADSERO

         Acquiror, YAC, Callco and Adsero hereby solidarily represent and warrant to the Vendors as follows, and confirm that Vendors are relying upon the accuracy of each of such representations and warranties in connection with the sale of the Acquiree Common Shares and Acquiree Preferred Shares and the completion of the other transactions hereunder. The Vendors hereby recognize that Adsero has no ongoing business activity nor any material assets and that Acquiror, YAC and Callco are newly constituted entities formed solely for the purposes of the transactions contemplated herein:

3.1      CORPORATE AUTHORITY AND BINDING OBLIGATION

         Each of Acquiror, YAC, Callco, and Adsero is a corporation duly organized, validly existing and in good standing under the Laws under which it was incorporated. Each of them is qualified to do business as a foreign corporation in all jurisdictions where it is required to be so qualified, except where the failure to so qualify would not have a Material Adverse Effect. The Charter Documents and by-laws of each of them have been duly adopted or ratified and are current, correct and complete. Each of them have all necessary corporate power and authority to own, lease and operate its Assets and to carry on its Business as it is now being conducted.

3.2      AUTHORIZATION

         Each of Acquiror, YAC, Callco, and Adsero has the requisite corporate power and authority to execute and deliver the Transaction Documents to which it is a party and to perform the Transactions to be performed by it. Such execution, delivery and performance by each of them has been duly authorized by all necessary corporate and shareholder action. Each Transaction Document executed and delivered by them as of the date hereof has been duly executed and delivered and constitutes a valid and binding obligation of them respectively, as the case may be, enforceable against Acquiror, YAC, Callco, or Adsero, as the case may be, in accordance with its terms.

3.3      VALIDITY OF CONTEMPLATED TRANSACTIONS

         The securities issuances to be made hereunder by the Acquiror and to be made by Adsero pursuant to this Agreement will be made in compliance with the applicable Securities Laws. The form 8-K filing to be made by Adsero after the Closing with respect to the Transactions will be made in compliance with the applicable Securities Laws. Adsero shall use its best efforts to file with securities regulatory authorities within 90 days from Closing, a registration statement in connection with the Transactions herein contemplated. All required consents to the Transactions by Acquiror's and Adsero's respective board of directors have been obtained. With the exception of the above, neither the execution and delivery by Acquiror, Callco, YAC or Adsero, as the case may be, of the Transaction Documents to which they are a party, nor the performance of the Transactions to be performed by it, will require any filing, consent or approval under or constitute a Default that would have a Material Adverse Effect on Adsero, Callco, YAC or Acquiror.

3.4      ADSERO SEC REPORTS; FINANCIAL STATEMENTS

         Adsero has filed all required forms, reports, statements, schedules and other documents with the SEC (collectively, the "Adsero SEC Reports"). Each of such Adsero SEC Reports, at the time it was filed or was amended, complied in all material respects with all applicable requirements of the applicable Securities Laws.

3.5      CAPITALIZATION AND STOCK OWNERSHIP

         3.5.1 The total authorized capital stock of Acquiror consists of i) 20 million shares of common stock, ii) 10 million shares of Acquiror Series I Exchangeable Shares, iii) 10 million shares of Acquiror Series II Exchangeable Shares and iv) 10 million shares of Acquiror Preferred Shares. Of such authorized capital stock and immediately prior to the date hereof 2,100,100 shares of Acquiror common stock were issued and outstanding and no Acquiror Series I Exchangeable Shares, Acquiror Series II Exchangeable Shares or Acquiror Preferred Shares were issued and outstanding. At Closing, 2,100,100 shares of Acquiror common stock, 6,500,000 shares of Acquiror Series I Exchangeable Shares and 1,932,000 Acquiror Preferred Shares will be issued and outstanding. All of the currently issued and outstanding shares of Acquiror's common stock are validly issued, fully paid and non-assessable and all of the shares of Acquiror Series I Exchangeable Shares and of Acquiror Preferred Shares issued pursuant to this Agreement will, when issued, have been validly issued, fully paid and non-assessable. Other than as provided for in the Lock-Up Agreement, no transfer or sale restrictions shall be applicable, at the time of issuance. Other than as provided for herein and the Transaction Documents, there are no existing options, warrants, calls, commitments or other rights of any character (including conversion or preemptive rights) relating to the acquisition of any issued or unissued capital stock or other securities of Acquiror.

         3.5.2 Immediately prior to Closing, Adsero will own 100% of the share capital of YAC, YAC will own 100% of the share capital of Callco and Callco will own 100% of the share capital of the Acquiror.

         3.5.3 The total authorized capital stock of Adsero consists of 100,000,000 Adsero Common Shares and 20,000,000 Adsero Preferred Shares. As at January 1st, 12,037,975 Adsero Common Shares were issued and outstanding and there are no Adsero Series A Preferred Shares issued and outstanding. Adsero has duly reserved 6,500,000 Adsero Common Shares which shall be issued upon the exchange of the Acquiror Series I Exchangeable Shares and 4,830,000 Adsero Common Shares which shall be issued upon exchange of Acquiror Series II Exchangeable Shares. All of the currently issued and outstanding shares of Adsero Common Shares are validly issued, fully paid and non-assessable. Except as set forth in Schedule 3.5.3 hereof, there are no existing options, warrants, calls, commitments or other rights of any character (including conversion or preemptive rights) relating to the acquisition of any issued or unissued capital stock or other securities of Adsero.

3.6      ADSERO FINANCIAL STATEMENTS

         As at Closing, the Adsero SEC Reports contain the most recent unaudited quarterly financial statements and audited year end financial statements in accordance with the latest reporting period requirements (singularly and collectively, the "Adsero Financial Statements"), a copy of which is annexed hereto as Schedule 3.6. The Adsero Financial Statements fairly present the financial position of Adsero as at the respective dates thereof and the results of operations of Adsero for the periods indicated therein in accordance with U.S. GAAP applied on a consistent basis throughout the periods involved. Adsero has no material contingent liabilities except as otherwise set forth in the Adsero Financial Statements.

3.7      TAXES

         Adsero declares that it is late in the filing of its Tax Returns for the years 2002 and 2003. However, Adsero represents and warrants that there were no taxes payable for those years.

3.8      TITLE TO ASSETS AND RELATED MATTERS

         Acquiror, Callco, YAC and Adsero have good and marketable title to their respective Assets if any, free from any Encumbrances. Acquiror, Callco, YAC and Adsero own all of the Assets necessary or currently used in the operation of their respective Businesses if any.

3.9      REAL PROPERTY

         As of the date hereof, Acquiror, YAC, Callco and Adsero do not own any real property.

3.10     LEGAL PROCEEDINGS; COMPLIANCE WITH LAWS; GOVERNMENTAL PERMITS

         3.10.1 Except as disclosed in the Adsero SEC Reports, there is no Litigation or Proceedings against Adsero. To Acquiror's, Callco's, YAC's and Adsero's respective Knowledge, Acquiror, Callco, YAC and Adsero are and have been in compliance with all applicable Laws, including U.S. Environmental Laws or Environmental Laws, as the case may be, and applicable Securities Laws, except where the failure to be in compliance would not have a Material Adverse Effect. There has been no Default under any Laws applicable to Acquiror, Callco, YAC or Adsero, including Environmental Laws and U.S. Environmental Laws, as the case may be. There has been no Default with respect to any Court Order applicable to Acquiror or Adsero. Neither Acquiror nor Adsero has received any written notice and, to the Knowledge of Acquiror and Adsero, no other communication has been received to the effect that they are not in compliance with any applicable Laws.

         3.10.2 There is no Environmental Condition at any property presently or formerly owned or leased by Acquiror or Adsero or any of their Subsidiaries which is reasonably likely to have a Material Adverse Effect.

         3.10.3 Acquiror, YAC, Callco and Adsero have all material consents, permits, franchises, licenses, concessions, registrations, certificates of occupancy, approvals and other authorizations of Governmental Authorities (collectively, the "Governmental Permits") required in connection with the present operation of their respective Businesses, all of which are in full force and effect. Acquiror, YAC, Callco and Adsero have complied with all of their Governmental Permits.

3.11     CONTRACTS AND COMMITMENTS

         Each Contract to which Acquiror, YAC, Callco or Adsero is a party is legal, valid, binding and enforceable by Acquiror, YAC, Callco or Adsero, as the case may be, except as otherwise limited by bankruptcy, insolvency, reorganization and other laws affecting creditors' rights generally, and except that the remedy of specific performance or other equitable relief is available only at the discretion of the court before which enforcement is sought. Acquiror, YAC, Callco and Adsero are not subject to any Contract limiting the freedom of Acquiror, YAC, Callco or Adsero to compete in any line of business, or with any Person, or in any geographic area or market.

3.12     EMPLOYEE RELATIONS

         Neither Acquiror, YAC, Callco, nor Adsero have any employees.

3.13     BENEFIT PLANS

         Acquiror, YAC, Callco, and Adsero have not sponsored or maintained any benefit plans since their respective inceptions other than the Stock Option Plan referred to in Section 2.10.

3.14     INTELLECTUAL PROPERTY

         Acquiror, YAC, Callco, and Adsero do not infringe upon or unlawfully or wrongfully use any Intellectual Property owned or claimed by another Person. Acquiror, YAC, Callco, and Adsero do not presently utilize any Intellectual Property.

3.15     ABSENCE OF CERTAIN CHANGES

         Since September 30, 2004, the date of the latest Adsero balance sheet contained in an Adsero SEC Report and except as disclosed in the Adsero SEC Reports, Adsero has conducted its business in the ordinary course, and, as of the date hereof, except as otherwise provided in this Agreement, there has not been, nor as of the Effective Date, will there have been:

         (a)      any Material Adverse Effect on Adsero's Business;

         (b) any distribution or payment declared or made in respect of Adsero's capital stock by way of dividends, purchase or redemption of shares or otherwise;

         (c) any increase in the compensation payable or to become payable to any current director or officer of Adsero, nor any material change in any existing employment, severance, consulting arrangements or any Adsero benefit plan;

         (d) other than in the ordinary course of business, any waiver or release of any material claim or right or cancellation of any material debt held by Adsero;

         (e) any change in practice with respect to Taxes, or any election, change of any election, or revocation of any election with respect to Taxes, or any settlement or compromise of any dispute involving a Tax Liability;

         (f) i) any creation, or assumption of, any leases, long-term debt or any short-term debt for borrowed money other than under existing notes payable, lines of credit or other credit facility or in the ordinary course of business ii) any assumption, granting of guarantees, endorsements or otherwise becoming liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person; iii) any loans, advances or capital contributions to, or investments in, any other Person; or iv) any other material increase in Liabilities or capital expenditures outside the ordinary course of business save and except for the loan agreement and related collateral agreements entered into with Barrington Bank.

         (g) except with regard to grants of registration rights, any material agreement, commitment or contract, except agreements, commitments or contracts for the purchase, sale or lease of goods or services in the ordinary course of business;

         (h) except as set forth in Schedule 3.15(h), any authorization, recommendation, proposal or announcement of an intention to authorize, recommend or propose, or enter into any Contract with respect to, any i) plan of liquidation or dissolution,
                  ii) acquisition of a material amount of Assets or securities, save and except for the loan agreement and related collateral agreements entered into with Barrington Bank, iii) disposition or Encumbrance of a material amount of Assets or securities,
                  iv) merger or consolidation or v) material change in its capitalization;

         (i)      any change in accounting procedure or practice; or

         (j) any agreement or promise by Adsero to i) do any of the foregoing or ii) do anything that would likely result in any of the foregoing.

3.16     CORPORATE RECORDS

         The corporate records of Acquiror, Callco, YAC and Adsero contain accurate and current copies of all Charter Documents and of all minutes of meetings, resolutions and other proceedings of their respective Board of Directors and stockholders.

3.17     FINDER'S FEES

         Except as otherwise disclosed in Schedule 3.17 and particularly in the Manchester agreement, no Person is or will be entitled to any commission, finder's fee or other payment in connection with the Transactions based on arrangements made by or on behalf of Acquiror, Callco, YAC or Adsero.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES
                         OF ACQUIREE, TOL CANADA AND OF
                                     VENDORS

         Acquiree, TOL Canada and each of the Vendors hereby solidarily represent and warrant to Acquiror, Callco, YAC and Adsero as follows, and confirm that Acquiror, YAC, Callco and Adsero are relying upon the accuracy of each of such representations and warranties in connection with the purchase of the Acquiree Common Shares and Acquiree Preferred Shares and the completion of the other transactions hereunder:

4.1      CORPORATE AUTHORITY AND BINDING OBLIGATION

         Acquiree, TOL Canada, Leveille Holdco and Lachambre Holdco are corporations duly organized, validly existing and in good standing under the Laws under which they were incorporated. Acquiree, TOL Canada, Leveille Holdco and Lachambre Holdco are qualified to do business as a foreign corporation in any jurisdiction where they are required to be so qualified, except where the failure to so qualify would not have a Material Adverse Effect. The Charter Documents and bylaws of Acquiree and TOL Canada (all of which have been delivered or made available to Acquiror) have been duly adopted and are current, correct and complete. Acquiree, TOL Canada and each of the Vendors have all necessary corporate power and authority to own, lease and operate their Assets and to carry on their Business as they are now being conducted. Acquiree has no Subsidiaries other than TOL Canada.

4.2      AUTHORIZATION

         Each of Acquiree, TOL Canada and each of Leveille Holdco and Lachambre Holdco has the requisite corporate power and authority to execute and deliver the Transaction Documents to which it is a party and to perform the Transactions to be performed by it. Such execution, delivery and performance by each of Acquiree and TOL Canada has been duly authorized by all necessary corporate and Vendors action. Each of the Vendors has the capacity to execute and deliver the Transaction Documents to which each of them is a party and to perform the Transactions to be performed by them. Each Transaction Document executed and delivered by Acquiree and any Vendor as of the date hereof have been duly executed and delivered by Acquiree and each such Vendor and constitutes a valid and binding obligation of Acquiree and each such Vendor, enforceable against Acquiree and each such Vendor in accordance with its terms.

4.3      VALIDITY OF CONTEMPLATED TRANSACTIONS

         Neither the execution and delivery by Acquiree, TOL Canada or any Vendor of the respective Transaction Documents to which it, he or she is or will be a party, nor the performance of the Transactions to be performed by it, him or her, will require any filing, consent or approval which has not already been obtained or constitute a Default that would have a Material Adverse Effect on any of the Vendors, Acquiree or TOL Canada , or result in a loss of material benefit under, (a) to any Vendor's Knowledge, any Law or Court Order to which Acquiree or any Vendor is subject, (b) the Charter Documents or bylaws of Acquiree, (c) any other Contracts to which Acquiree or any Vendor is a party or by which any of the Acquiree Assets may be subject.

4.4      CAPITALIZATION AND STOCK OWNERSHIP

         4.4.1 As at the date hereof, the only issued and outstanding shares in the share capital of the Acquiree are those described in
                  Schedule 4.4.1 attached hereto. There are no existing options, warrants, calls, commitments or other rights of any character (including conversion or preemptive rights) relating to the acquisition, sale or transfer of any issued or unissued capital stock or rights thereto or other securities of Acquiree. All of the issued and outstanding shares in the share capital of Acquiree and TOL Canada are validly issued, fully paid and non-assessable;

         4.4.2 On the date hereof, the only issued and outstanding shares in the share capital of TOL Canada are the shares which are beneficially owned by the Acquiree.

4.5      ANNUAL AUDITED FINANCIAL STATEMENTS OF TOLG

         The annual audited consolidated financial statements of TOLG as at May 1, 2004 and for the period from May 1, 1999 to May 1, 2004 (the "TOLG Financial Statements"), delivered to Adsero and Acquiror fairly present the financial position of TOLG as at the respective dates thereof and the results of operations of TOLG for the periods indicated in accordance with Canadian GAAP. For purposes of this Agreement, the balance sheet of TOLG as of May 1, 2004 is referred to as the "TOLG Balance Sheet" and the date thereof is referred to as the "TOLG Balance Sheet Date." TOLG has no material contingent Liabilities except as otherwise set forth in the TOLG Financial Statements and the unaudited consolidated financial statements of TOLG for the period ended September 30, 2004.

4.6      TAXES

         TOLG, Acquiree and TOL Canada have filed (or, in the case of Tax Returns not yet due, will file) with the appropriate governmental agencies all Tax Returns required to be filed on or before Closing and all such Tax Returns filed were true, correct and complete in all respects, and (ii) have paid (or, in the case of Taxes not yet due, will pay), all Taxes shown on such Tax Returns. TOLG, Acquiree and TOL Canada have (i) duly paid or caused to be paid all Taxes and all Taxes shown on Tax Returns that are or were due, and (ii) provided a sufficient reserve on their respective balance sheets for the payment of all Taxes not yet due and payable. No deficiency in respect of any Taxes which has been assessed against TOLG, Acquiree or TOL Canada remains unpaid, and Acquiree and TOL Canada have no Knowledge of any unassessed Tax deficiencies or of any audits or investigations pending or threatened against TOLG, Acquiree or TOL Canada with respect to any Taxes. TOLG, Acquiree and TOL Canada have not extended or waived the application of any applicable statute of limitations of any jurisdiction regarding the assessment or collection of any Tax or any Tax Return. There are no liens for Taxes upon any assets of TOLG, Acquiree or TOL Canada except for liens for current Taxes not yet due. There are no agreements, waivers or other arrangements providing for any extension of time with respect to the filing of any tax return or other document or the payment of any governmental charges by TOLG, Acquiree or TOL Canada or the period for any assessment or reassessment of governmental charges.

4.7      TITLE TO ASSETS AND RELATED MATTERS

         Except as disclosed in Schedule 4.8.2, Acquiree and TOL Canada each have good and marketable title to their respective Assets, free from any Encumbrances. Each of Acquiree and TOL Canada owns all of their respective Assets necessary or currently used in the operation of their respective Businesses.

4.8      IMMOVEABLE PROPERTY

         4.8.1 Except as set forth in Schedule 4.8, as of the date hereof, Acquiree does not own any immoveable property. TOL Canada does not own any immoveable property. Schedule 4.8 attached hereto lists all the immoveable property of the Acquiree and sets forth the legal descriptions thereof. There are no agreements, options, contracts or commitments to sell, transfer or otherwise dispose of the Immoveable Property or which would restrict the ability of the Acquiree to transfer the Immoveable Property.

         4.8.2 The Acquiree has good and marketable title to the Immoveable Property, free and clear of any and all Encumbrances, except for:

                  i) the Encumbrances described in Schedule 4.8.2 attached hereto;

                  ii)      liens for current taxes not yet due, and

                  iii) rights of usage, rights of usufruct, zoning restrictions, servitudes, and other restrictions that run with the land and minor title defects (if any) which do not, in the aggregate, materially adversely affect the validity of title to or the value or marketability of the Immoveable Property or materially adversely affect the use of the Immoveable Property as such property is presently used by the Acquiree in connection with the Business.

         4.8.3 The Immoveable Property described in Schedule 4.8 and all buildings and structures located thereon and the conduct of the Business as presently conducted do not violate, and the use thereof in the manner in which presently used is not adversely affected by, any zoning or building laws, ordinances, regulations, covenants or official plans and is not and has not been in violation of any Environmental Law. Neither the Acquiree, TOL Canada nor any of the Vendors has received any notification alleging any such violation. Such buildings and structures do not encroach upon any lands not owned by the Acquiree or TOL Canada. There are no expropriation, condemnation or similar proceedings pending or, to the best of the Knowledge of the Acquiree and the Vendors, threatened, with respect to any of the Immoveable Property or any part thereof.

4.9      LEGAL PROCEEDINGS; COMPLIANCE WITH LAW; GOVERNMENTAL PERMITS

         4.9.1 There is no Litigation or Proceedings, to Acquiree's, TOL Canada's, or any Vendor's Knowledge, against any of them. To Acquiree's, TOL Canada's, or any Vendor's Knowledge, each of Acquiree and TOL Canada is and has been in compliance with all applicable Laws, including applicable Securities Laws and Environmental Laws, except where the failure to be in compliance would not have a Material Adverse Effect. There has been no Default under any Laws applicable to Acquiree, TOL Canada or any of the Vendors. There has been no Default with respect to any Court Order applicable to Acquiree, TOL Canada or any of the Vendors. Neither Acquiree, TOL Canada nor any of the Vendors have received any written notice and, to the Knowledge of Acquiree or any Vendor, no other communication has been received to the effect that it is not in compliance with any applicable Laws. None of the Vendors has reason to believe that any presently existing circumstances are likely to result in violations of any applicable Laws.

         4.9.2 There is no Environmental Condition at any property presently or formerly owned or leased by Acquiree or TOL Canada which is reasonably likely to have a Material Adverse Effect.

         4.9.3 Acquiree and TOL Canada have all material consents, permits, franchises, licenses, concessions, registrations, certificates of occupancy, approvals and other authorizations of Governmental Authorities (collectively, the "Governmental Permits") required in connection with the operation of their Businesses, all of which are in full force and effect. Acquiree and TOL Canada have complied with all of their Governmental Permits.

         4.9.4 Acquiree and TOL Canada, the operation of their respective Businesses, each of their property and Assets owned or used by each of them and the use, maintenance and operation thereof have been and are in compliance with all Environmental Laws. Each of them has complied with all reporting and monitoring requirements under all Environmental Laws. None of them has received any notice of any non-compliance with any Environmental Laws and none of them has ever been convicted of an offence for non-compliance with any Environmental Laws or been fined or otherwise sentenced or settled such prosecution short of conviction.

         4.9.5 The Acquiree and TOL Canada have obtained all Environmental Permits necessary to conduct their respective Businesses and to own, use and operate their respective properties and Assets. All such Environmental Permits are listed in Schedule
                  4.9.5 and complete and correct copies thereof have been provided to the Acquiror.

         4.9.6 Except as disclosed in Schedule 4.9.6, there are no Hazardous Substances located in or on any of the properties or Assets owned or used by the Acquiree or TOL Canada, and no release of any Hazardous Substances has occurred on or from their properties and Assets or has resulted from the operation of their respective Businesses and the conduct of all of their other activities. Except as disclosed in Schedule 4.9.6, the Acquiree and TOL Canada have not used any of their respective properties or Assets to produce, generate, store, handle, transport or dispose of any Hazardous Substances and none of the Immoveable Properties and none of the Leased Premises has been or is being used as a landfill or waste disposal site.

         4.9.7 Without limiting the generality of the foregoing, except as disclosed in Schedule 4.9.6, there are no underground or surface storage tanks or urea formaldehyde foam insulation, asbestos, polychlorinated biphenyls (PCBs) or radioactive substances located on or in any of the properties or Assets owned or used by the Acquiree or TOL Canada. The Acquiree and TOL Canada are not, and there is no basis upon which either of them could become, responsible for any clean-up or corrective action under any Environmental Laws. Except as disclosed in
                  Schedule 4.9.5, the Acquiree
                  and TOL Canada have never conducted or caused to be conducted an environmental audit, assessment or study of any of their Assets.

         4.9.8 To their knowledge and without further investigation there are no pending or proposed changes to Environmental Laws which would render illegal or restrict the manufacture or sale of any products manufactured or sold or services provided by the Acquiree or TOL Canada.

4.10     CONTRACTS AND COMMITMENTS

         4.10.1 Each Contract to which Acquiree and TOL Canada are a party (i) is legal, valid, binding and enforceable by each of them as the case may be, except as otherwise limited by bankruptcy, insolvency, reorganization and other laws affecting creditors' rights generally, and except that the remedy of specific performance or other equitable relief is available only at the discretion of the court before which enforcement is sought, and (ii) Acquiree and TOL Canada and to Acquiree's and any Vendor's Knowledge, are not in Default under any such Contract where such Default would have a Material Adverse Effect. Acquiree and TOL Canada are not subject to any Contract limiting the freedom of any of them to compete in any line of business, or with any Person, or in any geographic area or market.

         4.10.2 Except as disclosed in Schedule 4.10.2, the Acquiree and TOL Canada are not committed to make any capital expenditures, nor have any capital expenditures been authorized by any of them at any time since May 1, 2004, except for capital expenditures made in the ordinary course of the business.

4.11     EMPLOYEES

         Schedule 4.11 attached hereto sets forth the name, job title, duration of employment, vacation entitlement, employee benefit entitlement and rate of remuneration (including bonus and commission entitlement) of each employee of the Acquiree and TOL Canada. Schedule 4.11 also sets forth the names of all employees of the Acquiree and TOL Canada who are now on disability, maternity or other authorized leave or who are receiving workers' compensation or short-term or long-term disability benefits.

4.12     EMPLOYMENT AGREEMENTS

         Neither the Acquiree nor TOL Canada is a party to any written or oral employment, service or consulting agreement relating to any one or more persons, except for oral employment agreements which are of indefinite term and without any special arrangements or commitments with respect to the continuation of employment or payment of any particular amount upon termination of employment. The Acquiree and TOL Canada do not have any employees who cannot be dismissed upon such period of notice as is required by law in respect of a contract of employment for an indefinite term.

4.13     EMPLOYEE RELATIONS

         4.13.1 TOL Canada will be subject to a collective agreement with a labour union representing certain of its employees, the whole as set forth in Schedule 4.13.1 attached hereto.

         4.13.2 There are no existing or, to the Knowledge of the Acquiree, TOL Canada and the Vendors, threatened, labour strikes or labour disputes or grievances affecting the Acquiree or TOL Canada.

         4.13.3 Each of the Acquiree and TOL Canada has complied with all laws, rules, regulations and orders applicable to it relating to employment, including those relating to wages, hours, collective bargaining, occupational health and safety, workers' hazardous materials, employment standards, pay equity and workers' compensation. There are no outstanding charges or complaints against the Acquiree or TOL Canada relating to unfair labour practices or discrimination or under any legislation relating to employees. Each of the Acquiree and TOL Canada has paid in full all amounts owing under the ACT RESPECTING INDUSTRIAL ACCIDENTS AND OCCUPATIONAL DISEASES, R.S.Q., c. A-3.001 (Quebec), and the workers' compensation claims experience of the Acquiree or TOL Canada would not permit a penalty reassessment under such legislation.

4.14     BENEFITS PLANS

         4.14.1 Except as set forth in Schedule 4.14 attached hereto in connection with a profit sharing plan (the "PROFIT SHARING PLAN"), the Acquiree and TOL Canada do not have, and are not subject to any present or future obligation or liability under, any pension plan, deferred compensation plan, retirement income plan, stock option or stock purchase plan, bonus plan or policy, employee group insurance plan, hospitalization plan, disability plan or other employee benefit plan, program, policy or practice, formal or informal, with respect to any of its employees, other than its liabilities under the ACT RESPECTING THE QUEBEC PENSION PLAN, R.S.Q, c. R-9 and health plans established pursuant to statute in other jurisdictions. Schedule 4.14 also lists the general policies, procedures and work-related rules in effect with respect to employees of the Acquiree and TOL Canada, whether written or oral, including but not limited to policies regarding holidays, sick leave, vacation, disability and death benefits, termination and severance pay, automobile allowances and rights to company-provided automobiles and expense reimbursements. Complete and correct copies of all documentation establishing or relating to the Profit Sharing Plan listed in Schedule 4.14 and the most recent financial statements and actuarial reports related thereto and all reports and returns in respect thereof filed with any regulatory agency within three years prior to the date hereof have been provided to the Acquiror.

         4.14.2 There are no pending claims by any employee covered under the Profit Sharing Plan or by any other person which allege a breach of fiduciary duties or violation of governing law or which may result in liability to the Acquiree and TOL Canada and, to the best of the knowledge of the Acquiree and the Vendors, there is no basis for such a claim.

         4.14.3 There is no compensation, remuneration, or payment of any nature whatsoever payable to any director, officer, other senior executive or person of the Acquiree or TOL Canada as a direct or indirect result of the Transactions herein contemplated.

4.15     INTELLECTUAL PROPERTY

         4.15.1 Schedule 4.15.1 attached hereto lists and contains a description of:

                  (i) all patents, patent applications and registrations, trade marks, trade mark applications and registrations, copyrights, copyright applications and registrations, trade names and industrial designs, domestic or foreign, owned or used by the Acquiree and TOL Canada or relating to the operation of their respective Businesses;

                  (ii) all trade secrets, know-how, inventions and other intellectual property owned or used by the Acquiree and TOL Canada or relating to their respective Businesses, and

                  (iii) all computer systems and application software, including without limitation all documentation relating thereto and the latest revisions of all related object and source codes therefor, owned or used by the Acquiree and TOL Canada or relating to their respective Businesses.

         4.15.2 The Acquiree and TOL Canada have good and valid title to all of the Intellectual Property, free and clear of any and all Encumbrances, except in the case of any Intellectual Property licensed to the Acquiree and TOL Canada as disclosed in
                  Schedule 4.15.2. Complete and correct copies of all agreements whereby any rights in any of the Intellectual Property have been granted or licensed to the Acquiree or TOL Canada have been provided to the Acquiror. No royalty or other fee is required to be paid by the Acquiree or TOL Canada to any other person in respect of the use of any of the Intellectual Property except as provided in such agreements delivered to the Acquiror. The Acquiree and TOL Canada, as the case may be, have protected their rights in the Intellectual Property in the manner and to the extent described in Schedule 4.15.2. Except as indicated in Schedule 4.15.2, the Acquiree and TOL Canada, as the case may be, have the exclusive right to use all of the Intellectual Property and have not granted any licence or other rights to any other person in respect of the Intellectual Property. Complete and correct copies of all agreements whereby any rights in any of the Intellectual Property have been granted or licensed by the Acquiree and TOL Canada to any other person have been provided to the Acquiror.

         4.15.3 Except as disclosed in Schedule 4.15.2, there are no restrictions on the ability of the Acquiree or TOL Canada or any successor to or assignee from the Acquiree and TOL Canada to use and exploit all rights in the Intellectual Property given the nature of the Transactions herein contemplated. All statements contained in all applications for registration of the Intellectual Property were true and correct as of the date of such applications. Each of the trade marks and trade names included in the Intellectual Property is in use. None of the rights of the Acquiree and TOL Canada, as the case may be, in the Intellectual Property will be impaired or affected in any way by the transactions contemplated by this Agreement.

         4.15.4 The conduct of the Business and the use of the Intellectual Property does not infringe, and the Acquiree and TOL Canada, as the case may be, have not received any notice, complaint, threat or claim alleging infringement of, any patent, trade mark, trade name, copyright, industrial design, trade secret or other Intellectual Property or propriety right of any other person, and the conduct of the Business does not include any activity which may constitute passing off.

         4.15.5 The computer systems, including hardware and software, are free from viruses and other defects which would have a Material Adverse Effect on the Business or Assets of the Acquiree and TOL Canada. The Acquiree and TOL Canada have taken, and will continue to take, all steps and implement all procedures necessary to ensure, so far as reasonably possible, that such systems are free from viruses and will remain so.

4.16     ABSENCE OF CERTAIN CHANGES

         Since May 1, 2004, the Acquiree and TOL Canada have conducted their respective Businesses in the ordinary course, and, as of the date hereof, there has not been:

                  (a)      any Material Adverse Effect on their respective
                           Businesses;

                  (b) any distribution or payment declared or made in respect of Acquiree's or TOL Canada capital stock by way of dividends, purchase or redemption of shares or otherwise, except with respect to any distribution, payment of dividend, the purchase, issuance or redemption of shares relating to the reorganization of TOLG and TOL Canada for the purpose of the Transactions contemplated herein and which have been disclosed in writing to Adsero, YAC, Callco and Acquiror;

                  (c) any increase in the compensation payable or to become payable to any current director or officer of Acquiree or TOL Canada nor any material change in any existing employment, severance, consulting arrangements or in the Acquiree or TOL Canada Profit Sharing Plan;

                  (d) save and except for the loan agreement and related collateral agreements entered into with Barrington Bank, any sale, assignment or transfer of any Assets, or any additions to or transactions involving any Assets, other than those made in the ordinary course of business;

                  (e) other than in the ordinary course of business, any waiver or release of any material claim or right or cancellation of any material debt held by Acquiree or TOL Canada;

                  (f) any change in practice with respect to Taxes, or any election, change of any election, or revocation of any election with respect to Taxes, or any settlement or compromise of any dispute involving a Tax Liability;

                  (g) save and except for the loan agreement and related collateral agreements entered into with Barrington Bank, i) any creation, or assumption of, any leases, long-term debt or any short-term debt for borrowed money other than under existing notes payable, lines of credit or other credit facility or in the ordinary course of business ii) any assumption, granting of guarantees, endorsements or otherwise becoming liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person or
                           iii) any loans, advances or capital contributions to, or investments in, any other Person; or iv) any other material increase in Liabilities or capital expenditures outside the ordinary course of business.

                  (h) save and except for the loan agreement and related collateral agreements entered into with Barrington Bank, any material agreement, commitment or contract, except agreements, commitments or contracts for the purchase, sale or lease of goods or services in the ordinary course of business;

                  (i) save and except for the loan agreement and related collateral agreements entered into with Barrington Bank, any authorization, recommendation, proposal or announcement of an intention to authorize, recommend or propose, or enter into any Contract with respect to, any i) plan of liquidation or dissolution, ii) acquisition of a material amount of assets or securities, iii) disposition or Encumbrance of a material amount of assets or securities, iv) merger or consolidation or v) material change in its capitalization;

                  (j)      any change in accounting procedure or practice; or

                  (k)      any agreement or promise by Acquiree or TOL Canada to
                           i) do any of the foregoing or ii) do anything that would likely result in any of the foregoing.

4.17     CORPORATE RECORDS

         In all material respects, the minute books of Acquiree and TOL Canada contain accurate, complete and current copies of all Charter Documents and of all minutes of meetings, resolutions and other proceedings of their respective Board of Directors and stockholders.

4.18     OWNERSHIP OF SHARES

         Each Vendor is the registered and sole owner of the Acquiree Common Shares and of the Acquiree Preferred Shares as set forth next to such Vendor's name on Schedule 2.1, and has sole management power over the disposition of such Acquiree Common Shares and Acquiree Preferred Shares. The Acquiree Common Shares and Acquiree Preferred Shares owned by each Vendor are free and clear of any liens, hypothecs, claims, Encumbrances, and charges. The Acquiree Common Shares and Acquiree Preferred Shares have not been sold, conveyed, encumbered, hypothecated or otherwise transferred by any Vendor. Each Vendor has the legal right to enter into and to consummate the Transactions contemplated hereby and otherwise to carry out his or her obligations hereunder.

4.19     AGREEMENTS, OPTIONS, UNDERSTANDINGS

         No Person has any agreement, option, understanding or commitment or any right or privilege capable of becoming an agreement, option or commitment relating to the transfer of any shares of the capital stock of Acquiree or TOL Canada, except as provided herein.

4.20     NO UNDISCLOSED OR CONTINGENT LIABILITIES

         Except as set forth in the TOLG Financial Statements, there are no material financial obligations or liabilities, including contingent liabilities or product related liabilities.

4.21     SHAREHOLDERS' AGREEMENTS

         There are no shareholders' agreements, pooling agreements, voting trusts or other similar agreements with respect to the ownership or voting of any of the shares of the Acquiree or TOL Canada.

4.22     TRANSFER OF PURCHASED SHARES

         The Acquiree and the Vendors have taken all necessary steps and corporate proceedings to be taken in order to permit the Acquiree Common Shares and Acquiree Preferred Shares to be duly and regularly transferred to the Acquiror.

4.23     LEASED PREMISES

         Schedule 4.23 attached hereto describes all leases or agreements to lease under which the Acquiree and/or TOL Canada lease any immoveable property. Complete and correct copies of the Leases have been provided to the Acquiror. The Acquiree and/or TOL Canada are exclusively entitled to all rights and benefits as lessee under the Leases and none of them has sublet, assigned, licensed or otherwise conveyed any rights in the Leased Premises or in the Leases to any other Person. The names of the other parties to the Leases, the description of the Leased Premises, the term, rent and other amounts payable under the Leases and all renewal options available under the Leases are accurately described in Schedule 4.23. All rentals and other payments and other obligations required to be paid and performed by the Acquiree and/or TOL Canada, as the case may be, pursuant to the Leases have been duly paid and performed. The Acquiree and/or TOL Canada are not in default of any of their obligations under the Leases and, to the Knowledge of the Acquiree and the Vendors, none of the landlords or other parties to the Leases are in default of any of their obligations under the Leases. The terms and conditions of the Leases will not be affected by, nor result in a Default under any of the Leases as a result of, the completion of the Transactions contemplated hereunder, all the required consents having been obtained. The use by the Acquiree and/or TOL Canada, as the case may be, of the Leased Premises is not in breach of any building, zoning or other statute, by-law, ordinance, regulation, covenant, restriction or official plan where such breach would have a Material Adverse Effect. The Acquiree and/or TOL Canada have adequate rights of ingress to and egress from the Leased Premises for the operation of their respective Business in the ordinary course.

4.24     INDEBTEDNESS

         Except as disclosed in the TOLG Financial Statements, the Acquiree and TOL Canada have no bonds, debentures, hypothecs, promissory notes or other indebtedness maturing more than one year after the date of their original creation or issuance, and is not under any obligation to create or issue any bonds, debentures, hypothecs, promissory notes or other indebtedness maturing more than one year after the date of their original creation or issuance save and except for the loan agreement and related collateral agreements entered into with Barrington Bank.

4.25     OTHER AGREEMENTS

         No Person has any agreement, option, undertaking or commitment or any right capable of becoming an agreement, option or commitment relating to the transfer of any shares of the

Acquiree or TOL Canada or in connection with the change of control of the Acquiree or TOL Canada other than as set forth in this Agreement.

                                    ARTICLE V

                         JOINT COVENANTS OF THE PARTIES

5.1      PUBLIC ANNOUNCEMENT

         Adsero, Acquiror and Acquiree shall collaborate in good faith to prepare the press release which is to be filed as a result of the completion of the Transactions, the substance of which shall be approved by all parties acting reasonably.

5.2      COOPERATION

         Upon the terms and subject to the conditions hereof, each of the Parties shall use its commercially reasonable efforts to take or cause to be taken all actions and to do or cause to be done all things necessary, proper or advisable to consummate as promptly as practicable the Transactions and shall use its commercially reasonable efforts to obtain all required consents, and to effect all necessary filings under the Securities Act and the Exchange Act. Without limiting the generality of the foregoing, each Party shall use all commercially reasonable efforts to take, or cause to be taken, all other actions and to do, or cause to be done, all other things necessary, proper or advisable to fulfill the conditions herein to the extent that the fulfillment thereof is within a Party's control.

5.3      EXPENSES

         Adsero shall assume all of the legal, accounting and other expenses incurred by Adsero, YAC, Callco and Acquiror in connection with the Transactions. Acquiree, TOL Canada and the Vendors shall pay all of the legal, accounting and other expenses incurred by Acquiree, TOL Canada and the Vendors in connection with the Transactions.

5.4      ECONOMIC REVIEW

         Acquiror, YAC, Callco, Adsero and Acquiree have completed their respective due diligence including economic review of the financial statements and financial condition of Adsero, TOLG and TOL Canada. In connection therewith, each Party has supplied the other with all relevant information necessary to enable such other Party to make an informed determination as to the financial condition of Adsero, Acquiror, TOLG, TOL Canada and Acquiree, as the case may be, and, subject to the representations and warranties, each Party hereby declares itself satisfied of its economic review.


                                   ARTICLE VI

                        COVENANTS OF ACQUIREE AND VENDORS

6.1      OPERATION OF THE BUSINESS

         Except as contemplated by this Agreement or as expressly agreed to in writing by Acquiror, during the period from the date of the Letter of Intent to Closing, Acquiree and TOL Canada have conducted their operations only in the ordinary course of business consistent with sound financial, operational and regulatory practice, and have taken no action which would have a Material Adverse Effect on their ability to consummate the Transactions. Without limiting the generality of the foregoing, except as otherwise expressly provided in this Agreement or related Schedules and as otherwise disclosed to the Parties hereto, prior to Closing, Acquiree and TOL Canada have not, and Vendors have not caused or permitted Acquiree to:

         (a) amend their respective Charter Documents or bylaws (or similar organizational documents);

         (b) authorize for issuance, issue, sell, deliver, grant any options for, or otherwise agree or commit to issue, sell or deliver any shares of their respective capital stock or any other securities;

         (c) recapitalize, split, combine or reclassify any shares of its capital stock; declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of their respective capital stock; or purchase, redeem or otherwise acquire any of their respective securities or modify any of the terms of any such securities, except with respect to any distribution, payment of dividend, the purchase, issuance or redemption of shares relating to the reorganization of TOLG and TOL Canada for the purpose of the Transactions contemplated herein and which have been disclosed in writing to Adsero, YAC, Callco and Acquiror;

         (d) i) save and except for the loan agreement and related collateral agreements entered into with Barrington Bank, create, incur, assume or permit to exist any long-term debt or any short-term debt for borrowed money other than under existing notes payable, lines of credit or other credit facilities or in the ordinary course of business; ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other or iii) make any loans, advances or capital contributions to, or investments in, any other Person;

         (e) i) increase in any manner the rate of compensation of any of their respective directors, officers or other employees, ii) pay or agree to pay any bonus, pension, retirement allowance, severance or other employee benefit except as required under currently existing Profit Sharing Plan, except for holiday bonuses in an aggregate amount not to exceed holiday bonuses for the prior year, or iii) amend, terminate or enter into any employment, consulting, severance, change in control or similar agreements or arrangements with any of their respective directors, officers or other employees;

         (f) save and except for the loan agreement and related collateral agreements entered into with Barrington Bank, enter into any material agreement, commitment or contract, except agreements, commitments or contracts for the purchase, sale or lease of goods or services in the ordinary course of business;

         (g) save and except for the loan agreement and related collateral agreements entered into with Barrington Bank, other than in the ordinary course of business, authorize, recommend, propose or announce an intention to authorize, recommend or propose, or enter into any Contract with respect to, any i) plan of liquidation or dissolution, ii) acquisition of a material amount of assets or securities, iii) disposition or

                  Encumbrance of a material amount of assets or securities, iv) merger or consolidation or v) material change in their respective capitalization;

         (h)      change any material accounting or Tax procedure or practice;

         (i) compromise, settle or otherwise modify any material claim or litigation;

         (j) permit any existing insurance policy insuring Acquiree's or TOL Canada's Assets to terminate; or

         (k)      commit, promise or agree to do any of the foregoing.

6.2      MAINTENANCE OF THE ASSETS

         Since May 1, 2004, TOLG and TOL Canada have used their respective Assets consistent with past practice. Save and except for the loan agreement and related collateral agreements entered into with Barrington Bank, TOLG and TOL Canada have not directly or indirectly, sold or encumbered all or any part of their Assets, other than sales in the ordinary course of business or initiated or participated in any discussions or negotiations or entered into any agreement to do any of the foregoing.

6.3      EMPLOYEES AND BUSINESS RELATIONS

         Since May 1, 2004, TOLG and TOL Canada and since its incorporation, Acquiree, have used commercially reasonable efforts to keep available the services of their current employees and agents and to maintain their relations and goodwill with their suppliers, customers, distributors and any others having business relations with them.

6.4      WORKING CAPITAL AND DEBT

         As at the Effective Date, TOL Canada, Acquiree and TOLG had combined working capital of at least CDN $400,000, after excluding the current portion of long term debt.

6.5      CONSENTS

         Acquiree, TOLG and TOL Canada have obtained, from regulatory authorities and third parties, all required consents and approvals to the Transactions herein contemplated. The Transactions herein contemplated and the resulting change of control of the Acquiree does not constitute a Default.

                                   ARTICLE VII

                                 INDEMNIFICATION

7.1      SURVIVAL OF REPRESENTATIONS AND WARRANTIES

         All the provisions of this Agreement will survive the Closing notwithstanding any investigation at any time made by or on behalf of any Party hereto. The representations, warranties and covenants set forth in Articles III, IV, VI and VIII, and in any certificate delivered in connection herewith with respect to any of those representations, warranties and covenants will terminate and expire on the date one (1) year after Closing except in the event of fraud or intentional misrepresentation, in which case the survival period shall not be limited. The expiration period with respect to tax matters, shall be the period ending ninety (90) days after the date upon which the right of any taxation authority to assess or reassess with respect to a claim for such taxes expires. After a representation and warranty has terminated and expired, no indemnification will or may be sought pursuant to this Article VII on the basis of that representation and warranty by any Person who would have been entitled pursuant to this Article VII to indemnification on the basis of that representation and warranty prior to its termination and expiration, provided that, in the case of each representation and warranty that will terminate and expire as provided in this Section 7.1, no claim presented in writing for indemnification pursuant to this Article VII on the basis of that representation and warranty prior to its termination and expiration will be affected in any way by that termination and expiration. The Parties agree that no indemnification will be sought by any Party hereto under this Article VII where the amount of indemnification sought would be less than $25,000.

7.2      INDEMNIFICATION OF VENDORS

         Each of Acquiror, Adsero, YAC and Callco solidarily covenants and agrees that it will indemnify each Vendor against, and hold each Vendor harmless from and in respect of, all losses, costs, expenses and damage claims that arise from, are based on, arise out of, or are attributable to (i) any breach of the representations and warranties of each of Acquiror and Adsero or in certificates delivered by each of Acquiror and Adsero in connection herewith; (ii) the nonfulfillment of any covenant or agreement on the part of each of Acquiror and Adsero under this Agreement to be performed prior to or immediately after the Closing or (iii) any liability under the Securities Laws which arises out of or is based on (A) any untrue statement or alleged untrue statement of a material fact relating to each of Acquiror, YAC, Callco and Adsero which is provided to Vendors in writing by each of Acquiror, YAC, Callco and Adsero or (B) any omission or alleged omission to state therein a material fact relating to each of Acquiror, YAC, Callco and Adsero required to be stated therein or necessary to make the statements therein not misleading, and not provided to Vendors by each of Acquiror, YAC, Callco and Adsero after a written request therefore.

7.3      INDEMNIFICATION OF ACQUIROR INDEMNIFIED PARTIES

         Each Vendor solidarily covenants and agrees that he, she or it will indemnify each Acquiror Indemnified Party against, and hold each Acquiror Indemnified Party harmless from and in respect of, all losses, costs, expenses and damage claims that arise from, are based on, arise out of, or are attributable to (i) any breach of the representations and warranties of Acquiree, TOL Canada or any Vendor or in certificates delivered by Acquiree, TOL Canada or any Vendor in connection herewith; (ii) the nonfulfillment of any covenant or agreement on the part of Acquiree, TOL Canada or any Vendor under this Agreement to be performed prior to the Closing or (iii) any liability under any applicable Law which arises out of or is based on (A) any untrue statement of a material fact relating to Acquiree, TOL Canada or any Vendor, which is provided to Acquiror or its counsel in writing by the Acquiree, TOL Canada or any Vendor or (B) any omission to state a material fact relating to Acquiree, TOL Canada or any Vendor, after a written request by Acquiror, Adsero or its counsel.

7.4      CONDITIONS OF THIRD PARTY INDEMNIFICATION

         (a) All claims for indemnification under this Agreement arising from third-party claims shall be asserted and resolved as follows in this Section 7.4.

         (b) A Party claiming indemnification under this Agreement (an "Indemnified Party") shall promptly (i) notify the party from whom indemnification is sought (the "Indemnifying Party") of any third-party claim or claims asserted against the Indemnified Party ("Third Party Claim") that could give rise to a right of indemnification under this Agreement and (ii) transmit to the Indemnifying Party a written notice ("Claim Notice") describing in reasonable detail the nature of the Third Party Claim, a copy of all papers served with respect to that claim (if any), an estimate of the amount of damages attributable to the Third Party Claim to the extent feasible (which estimate shall not be conclusive of the final amount of such claim) and the basis for the Indemnified Party's request for indemnification under this Agreement. Except as set forth in Section 7.1, the failure to promptly deliver a Claim Notice shall not relieve the Indemnifying Party of its obligations to the Indemnified Party with respect to the related Third Party Claim except to the extent that the resulting delay is materially prejudicial to the defense of that claim. Within 15 days after receipt of any Claim Notice (the "Election Period"), the Indemnifying Party shall notify the Indemnified Party (i) whether the Indemnifying Party disputes its potential liability to the Indemnified Party under this
                  Article VII with respect to that Third Party Claim and (ii) if the Indemnifying Party does not dispute its potential liability to the Indemnified Party with respect to that Third Party Claim, whether the Indemnifying Party desires, at the sole cost and expense of the Indemnifying Party, to defend the Indemnified Party against that Third Party Claim.

         (c) If the Indemnifying Party does not dispute its potential liability to the Indemnified Party and notifies the Indemnified Party within the Election Period that the Indemnifying Party elects to assume the defense of the Third Party Claim, then the Indemnifying Party shall have the right to defend, at its sole cost and expense, that Third Party Claim by all appropriate proceedings, which proceedings shall be prosecuted diligently by the Indemnifying Party to a final conclusion or settled at the discretion of the Indemnifying Party in accordance with this Section 7.4(c) and the Indemnified Party will furnish the Indemnifying Party with all information in its possession, subject to a confidentiality agreement, with respect to that Third Party Claim and otherwise cooperate with the Indemnifying Party in the defense of that Third Party Claim; provided, however, that the Indemnifying Party shall not enter into any settlement with respect to any Third Party Claim that (i) purports to limit the activities of, or otherwise restrict in any way, any Indemnified Party or any Affiliate of any Indemnified Party,
                  (ii) involves a guilty plea to any crime or (iii) involves a fine or penalty, whether or not paid by the Indemnifying Party, without the prior consent of that Indemnified Party (which consent may be withheld in the sole discretion of that Indemnified Party). The Indemnified Party is hereby authorized, at the sole cost and expense of the Indemnifying Party, to file, during the Election Period, any motion, answer or other pleadings that the Indemnified Party shall deem necessary or appropriate to protect its interests or those of the Indemnifying Party. The Indemnified Party may participate in, but not control, any defense or settlement of any Third Party Claim controlled by the Indemnifying Party pursuant to this Section 7.4(c) and will bear its own costs and expenses with respect to that participation; provided, however, that if the named parties to any such action (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party, and the Indemnified Party has been advised by counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the Indemnifying Party, then the Indemnified Party may employ separate counsel at the expense of the Indemnifying Party (provided that such expenses are reasonable), and, on its written notification of that employment, the Indemnifying Party shall not have the right to assume or continue the defense of such action on behalf of the Indemnified Party. If the Indemnifying Party (i) within the Election Period (A) disputes its potential liability to the Indemnified Party under this Article VII, (B) elects not to defend the Indemnified Party pursuant to Section 7.4(c) or (C) fails to notify the Indemnified Party that the Indemnifying Party elects to defend the Indemnified Party pursuant to Section 7.4(c) or (ii) elects to defend the Indemnified Party pursuant to Section 7.4(c) but fails diligently and promptly to prosecute or settle the Third Party Claim, then the Indemnified Party shall have the right to defend, at the sole cost and expense of the Indemnifying Party (provided that such expenses are reasonable) (if the Indemnified Party is entitled to indemnification hereunder), the Third Party Claim by all appropriate proceedings, which proceedings shall be promptly and vigorously prosecuted by the Indemnified Party to a final conclusion or settled. The Indemnified Party shall have full control of such defense and proceedings. Notwithstanding the foregoing, if the Indemnifying Party has delivered a written notice to the Indemnified Party to the effect that the Indemnifying Party disputes its potential liability to the Indemnified Party under this Article VII and if such dispute is resolved in favor of the Indemnifying Party, the Indemnifying Party shall not be required to bear the costs and expenses of the Indemnified Party's defense pursuant to this
                  Section 7.4 or of the Indemnifying Party's participation therein at the Indemnified Party's request, and the Indemnified Party shall reimburse the Indemnifying Party in full for all reasonable costs and expenses of such litigation. The Indemnifying Party may participate in, but not control, any defense or settlement controlled by the Indemnified Party pursuant to this Section 7.4(c), and the Indemnifying Party shall bear its own costs and expenses with respect to such participation.

         (d) In the event any Indemnified Party should have a claim against any Indemnifying Party hereunder that does not involve a Third Party Claim, the Indemnified Party shall transmit to the Indemnifying Party a written notice (the "Indemnity Notice") describing in reasonable detail the nature of the claim, an estimate of the amount of Losses attributable to that claim to the extent feasible (which estimate shall not be conclusive of the final amount of such claim) and the basis of the Indemnified Party's request for indemnification under this Agreement. If the Indemnifying Party does not notify the Indemnified Party within 15 days from its receipt of the Indemnity Notice that the Indemnifying Party disputes such claim, the claim specified by the Indemnified Party in the Indemnity Notice shall be deemed a liability of the Indemnifying Party hereunder. If the Indemnifying Party has timely disputed such claim, as provided above,. Such dispute shall be resolved by proceedings in an appropriate court of competent jurisdiction if the parties do not reach a settlement of such dispute within 30 days after notice of a dispute is given.

         (e) Payments of all amounts owing by an Indemnifying Party pursuant to this Article

                  VII relating to a Third Party Claim shall be made within 30 days after the latest of i) the settlement of that Third Party Claim, ii) the expiration of the period for appeal of a final adjudication of that Third Party Claim or iii) the expiration of the period for appeal of a final adjudication of the Indemnifying Party's liability to the Indemnified Party under this Agreement. Payments of all amounts owing by an Indemnifying Party pursuant to Section 7.4(e) shall be made within 30 days after the later of i) the settlement of that claim ii) the expiration of the period for appeal of a final adjudication of the Indemnifying Party's liability to the Indemnified Party under this Agreement.

7.5      REMEDIES NOT EXCLUSIVE

         The remedies provided in this Agreement shall not be exclusive of any other rights or remedies available to one Party against the other Party.


                                  ARTICLE VIII

                  COVENANTS OF ADSERO, YAC, CALLCO AND ACQUIROR

8.1      OPERATION OF THE BUSINESS

         Except as contemplated by this Agreement or as expressly agreed to in writing by Acquiree and the Vendors, during the period from April 1, 2004, to the Closing, each of Acquiror, YAC, Callco and Adsero has conducted its operations only in the ordinary course of business consistent with sound financial, operational and regulatory practice, and has taken no action which would have a Material Adverse Effect on its ability to consummate the Transactions required by this Agreement. Without limiting the generality of the foregoing, except as otherwise expressly provided in this Agreement or related Schedules, each of Acquiror, YAC, Callco and Adsero did not, prior to the
Closing:

         (a) amend their Charter Documents or by-laws (or similar organizational documents);

         (b) recapitalize, split, combine or reclassify any shares of their respective capital stock; declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of their respective capital stock; or purchase, redeem or otherwise acquire any of its securities or modify any of the terms of any such securities;

         (c) i) except as otherwise disclosed by Adsero, YAC, Callco or Acquiror in the context of the Transactions herein contemplated, create, incur, assume or permit to exist any long-term debt or any short-term debt for borrowed money other than under existing notes payable, lines of credit or other credit facilities or in the ordinary course of business; ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other or iii) make any loans, advances or capital contributions to, or investments in, any other Person save and except for the loan agreement and related collateral agreements entered into with Barrington Bank;

         (d) i) increase in any manner the rate of compensation of any of their directors, officers or other employees everywhere, ii) pay or agree to pay any bonus, pension, retirement allowance, severance or other employee benefit except as required under the currently existing profit sharing plan, except for holiday bonuses in an aggregate amount not to exceed holiday bonuses for the prior year, or iii) amend, terminate or enter into any employment, consulting, severance, change in control or similar agreements or arrangements with any of their directors, officers or other employees;

         (e) except as otherwise disclosed by Adsero, YAC, Callco or Acquiror in the context of the Transactions herein contemplated, enter into any material agreement, commitment or contract, except agreements, commitments or contracts for the purchase, sale or lease of goods or services in the ordinary course of business save and except for the loan agreement and related collateral agreements entered into with Barrington Bank;

         (f) except as contemplated by the Transactions, other than in the ordinary course of business, authorize, recommend, propose or announce an intention to authorize, recommend or propose, or enter into any Contract with respect to, any i) plan of liquidation or dissolution, ii) acquisition of a material amount of assets or securities, iii) disposition or Encumbrance of a material amount of assets or securities, iv) merger or consolidation or v) material change in their respective capitalization save and except for the loan agreement and related collateral agreements entered into with Barrington Bank;

         (g)      change any material accounting or Tax procedure or practice;

         (h) take any action the taking of which, or knowingly omit to take any action the omission of which, would cause any of the representations and warranties herein to fail to be true and correct in all material respects as of the date of such action or omission as though made at and as of the date of such action or omission;

         (i) compromise, settle or otherwise modify any material claim or litigation; or

         (j)      commit, promise or agree to do any of the foregoing.

8.2      MAINTENANCE OF THE ASSETS

         Since April 1, 2004, each of Acquiror, YAC, Callco and Adsero has used its reasonable best efforts to continue to maintain and service its Assets consistent with past practice. Each of Acquiror, YAC, Callco and Adsero did not directly or indirectly, sell or encumber all or any part of the Assets, other than sales in the ordinary course of business or initiate or participate in any discussions or negotiations or enter into any agreement to do any of the foregoing save and except for the loan agreement and related collateral agreements entered into with Barrington Bank.

8.3      EMPLOYEES AND BUSINESS RELATIONS

         Since April 1, 2004, each of Acquiror, YAC, Callco and Adsero has used commercially reasonable efforts to keep available the services of its current employees and agents and to maintain its relations and goodwill with its suppliers, customers, distributors and any others having business relations with it.

8.4      REQUIRED FUNDING

         Prior to Closing, Adsero, YAC, Callco and Acquiror have received all necessary funding to enable them to make all payments required to be made by them pursuant to this Agreement.

8.5      REQUIRED CONSENTS

         Each of Acquiror, YAC, Callco and Adsero have obtained, from regulatory authorities and third parties, all required consents and approvals necessary for consummation of the Transactions.


                                   ARTICLE IX

                                 GENERAL MATTERS

9.1      CONTENTS OF AGREEMENT

         This Agreement, together with the other Transaction Documents, set forth the entire understanding of the Parties hereto with respect to the Transactions and supersedes all prior agreements or understandings among the Parties regarding those matters.

9.2      PARTIES INTEREST, ASSIGNMENT

         This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective heirs, legal representatives, successors and permitted assigns of the Parties hereto. No Party hereto shall assign this Agreement or any right, benefit or obligation hereunder. Any term or provision of this Agreement may be waived at any time by the Party entitled to the benefit thereof by a written instrument duly executed by such Party. The Parties hereto shall execute and deliver any and all documents and take any and all other actions that may be deemed reasonably necessary by their respective counsel to complete the Transactions. Nothing in this Agreement is intended or will be construed to confer on any Person other than the Parties hereto any rights or benefits hereunder.

9.3      INTERPRETATION

         Unless the context of this Agreement clearly requires otherwise, (a) references to the plural include the singular, the singular the plural, the part the whole, (b) references to any gender include all genders, (c) "or" has the inclusive meaning frequently identified with the phrase "and/or," (d) "including," "includes" or similar words has the inclusive meaning frequently identified with the phrase "but not limited to" and (e) references to "hereunder" or "herein" relate to this Agreement. The section and other headings contained in this Agreement are for reference purposes only and shall not control or affect the construction of this Agreement or the interpretation thereof in any respect. Section, subsection, and Schedule references are to this Agreement unless otherwise specified. The Schedules referred to in this Agreement will be deemed to be a part of this Agreement. Each accounting term used herein that is not specifically defined herein shall have the meaning given to it under Canadian GAAP.

9.4      NOTICES

         All notices that are required or permitted hereunder shall be in writing and shall be sufficient if personally delivered or sent by a nationally recognized overnight courier upon proof of delivery. Any notices shall be deemed given upon receipt at the address set forth below, unless such address is changed by notice to the other Party hereto:

         If to Acquiror:                3091503 Nova Scotia Company
                                        11 Tanager Avenue, suite 100, Toronto,
                                        Ontario, Canada M4G 3P9
                                        Attention: William Smith

         With a required copy to:       GOTTBETTER & PARTNERS, LLP
                                        488 Madison Ave.
                                        12th Fl.
                                        New York, NY  10022
                                        Attention: Scott E. Rapfogel

         And copy to:                   CHARETTE NANTEL ATTORNEYS
                                        1010 Sherbrooke Street West
                                        Suite 405
                                        Montreal, Quebec H3A 2R7
                                        Attention: Elizabeth Nantel

         If to Acquiree to:             TECKN-O-LASER GLOBAL COMPANY
                                        2101-N, Rue Nobel
                                        Sainte-Julie, Quebec J3E 1Z8
                                        Attention: Yvon Leveille

         With a required copy to:       BELANGER SAUVE ATTORNEYS
                                        1 Place Ville-Marie
                                        Suite 1700
                                        Montreal, Quebec H3B 2C1
                                        Attention: Claude Picard

         If to TOL Canada:              TECKN-O-LASER COMPANY
                                        2101-N, Rue Nobel
                                        Sainte-Julie, Quebec J3E 1Z8
                                        Attention: Yvon Leveille

         With a required copy to:       BELANGER SAUVE ATTORNEYS
                                        1 Place Ville-Marie
                                        Suite 1700
                                        Montreal, Quebec H3B 2C1
                                        Attention: Claude Picard

         If to Adsero to:               ADSERO CORP.
                                        11 Tanager Avenue, Suite 100
                                        Toronto, Ontario  M4G 3P9
                                        Attention:  William Smith

         With a required copy to:       GOTTBETTER & PARTNERS, LLP
                                        488 Madison Ave.
                                        12th Fl.
                                        New York, NY  10022
                                        Attention: Scott E. Rapfogel

         If to Vendors to:              9144-6906 QUEBEC INC.
                                        120 Paul de Maricourt Street
                                        Sainte Julie, Quebec  J3E 2Z4
                                        Attention:  Alain Lachambre

         And:                           9144-6773 QUEBEC INC.
                                        443 Des Pins Street
                                        Saint-Bruno de Montarville, Quebec
                                        J3V 5G5
                                        Attention: Yvon Leveille

         And:                           YVON LEVEILLE
                                        443 Des Pins Street
                                        Saint-Bruno de Montarville, Quebec
                                        J3V 5G5

         And:                           ALAIN LACHAMBRE
                                        120 Paul de Maricourt Street
                                        Sainte Julie, Quebec  J3E 2Z4

         And:                           CELINE PLOURDE
                                        443 Des Pins Street
                                        Saint-Bruno de Montarville, Quebec
                                        J3V 5G5

         With a required copy to:       BELANGER SAUVE ATTORNEYS
                                        1 Place Ville-Marie
                                        Suite 1700
                                        Montreal, Quebec H3B 2C1
                                        Attention: Claude Picard

         If to Callco:                  3091732 NOVA SCOTIA COMPANY
                                        11 Tanager Avenue, Suite 100
                                        Toronto,   Ontario, Canada M4G 3P9
                                        Attention:  William Smith

         With required copy to:         CHARETTE NANTEL ATTORNEYS
                                        1010 Sherbrooke Street West
                                        Suite 405

                                        Montreal, Quebec H3A 2R7
                                        Attention: Elizabeth Nantel

         If to YAC:                     YAC CORP.
                                        11 Tanager Avenue, Suite 100
                                        Toronto, Ontario, Canada M4G 3P9
                                        Attention:  William Smith

         With required copy to:         GOTTBETTER & PARTNERS, LLP
                                        488 Madison Ave.
                                        12th Fl.
                                        New York, NY  10022
                                        Attention: Scott E. Rapfogel

9.5      GOVERNING LAWS

         Except with regard to securities law matters concerning the Adsero Common Shares and the Adsero Series A Preferred Shares, this Agreement shall be governed by and construed in accordance with the laws of the Province of Quebec and the laws of Canada applicable therein and the parties agree that the courts of the Province of Quebec shall have the exclusive jurisdiction to determine all disputes and claims arising between the parties.

9.6      COUNTERPARTS

         This Agreement may be executed in two or more counterparts, each of which shall be binding as of the date first written above, and all of which shall constitute one and the same instrument. Each such copy shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

9.7      WAIVERS

         Compliance with the provisions of this Agreement may be waived only by a written instrument specifically referring to this Agreement and signed by the Party waiving compliance. No course of dealing, nor any failure or delay in exercising any right, will be construed as a waiver, and no single or partial exercise of a right will preclude any other or further exercise of that or any other right.

9.8      MODIFICATION

         No supplement, modification or amendment of this Agreement will be binding unless made in a written instrument that is signed by each of the Parties to this Agreement.

9.9      ENFORCEMENT OF AGREEMENT

         The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of competent jurisdiction, this being in addition to any other remedy to which they are entitled at law or equity.

9.10     SEVERABILITY

         If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect.

9.11     FURTHER ASSURANCES

         The Parties hereto agree to execute and deliver such further instruments and documents as may reasonably be requested by another Party in order to carry out fully the intent and accomplish the purposes of this Share Purchase Agreement and the Transactions referred to herein.

9.12     LANGUAGE

         The parties hereto have requested that the present agreement be drawn in the English language. LES PARTIES AUX PRESENTES ONT REQUIS QUE LA PRESENTE CONVENTION SOIT REDIGEE EN LANGUE ANGLAISE.

IN WITNESS WHEREOF, this Agreement has been executed by the Parties hereto as of the day and year first written above.

VENDORS:                                /s/ Yvon Leveille
                                        ----------------------------------------
                                        YVON LEVEILLE

                                        Alain Lachambre
                                        ----------------------------------------
                                        ALAIN LACHAMBRE

                                        /s/ Celine Plourde
                                        ----------------------------------------
                                        Celine Plourde


                                        9144-6773 QUEBEC INC.

                                        /s/ Yvon Leveille
                                        ----------------------------------------
                                        Name:  Yvon Leveille
                                        Title: President


                                        9144-6909 QUEBEC INC.

                                        /s/ Alain Lachambre
                                        ----------------------------------------
                                        Name:  Alain Lachambre
                                        Title: President


ACQUIROR:                               3091503 NOVA SCOTIA COMPANY

                                        /s/ William Smith
                                        ----------------------------------------
                                        Name:  William Smith
                                        Title: President

ACQUIREE:                               TECKN-O-LASER GLOBAL COMPANY

                                        /s/ Yvon Leveille
                                        ----------------------------------------
                                        Name:  Yvon Leveille
                                        Title: President


TOL CANADA                              TECHN-O-LASER COMPANY

                                        /s/ Yvon Leveille
                                        ----------------------------------------
                                        Name:  Yvon Leveille
                                        Title: President


ADSERO                                  ADSERO CORP.

                                        /s/ William Smith
                                        ----------------------------------------
                                        Name:  William Smith
                                        Title: CFO


CALLCO                                  3091732 NOVA SCOTIA COMPANY

                                        /s/ William Smith
                                        ----------------------------------------
                                        Name:   William Smith
                                        Title:  President


YAC                                     YAC CORP.

                                        /s/ William Smith
                                        ----------------------------------------
                                        Name:  William Smith
                                        Title: CFO

                            SHARE PURCHASE AGREEMENT
                                  SCHEDULE 1.A

            SERIES I EXCHANGEABLE SHARES VOTING AND SUPPORT AGREEMENT



                             (SEE DOCUMENT ANNEXED)

                            SHARE PURCHASE AGREEMENT
                                  SCHEDULE 1.B

           SERIES II EXCHANGEABLE SHARES VOTING AND SUPPORT AGREEMENT



                             (SEE DOCUMENT ANNEXED)

                            SHARE PURCHASE AGREEMENT
                                  SCHEDULE 1.C

                 PREFERRED SHARES PURCHASE AND SUPPORT AGREEMENT



                             (SEE DOCUMENT ANNEXED)

                            SHARE PURCHASE AGREEMENT
                                  SCHEDULE 1.D

                              DEFINITION OF EBITDA

For the purpose of the Agreement, the EBITDA will be calculated as follows:


         o Earnings before interest, taxes, depreciation and amortization of Acquiree, based on the consolidated audited financial statements of Acquiree, according to Canadian GAAP;


         Plus:


         o Earnings before interest, taxes, depreciation and amortization of TOL USA, based on audited financial statements of TOL USA, according to Canadian GAAP;


         Plus:


         o Any adjustment deemed necessary by Adsero Corp.'s Board of Directors and as agreed to by Mr. Leveille;


         Plus:

         o Any fee or expense paid or incurred by Acquiree, TOL Canada or TOL USA in connection with the Transaction which was expensed in any of the calculations for earnings noted above.

                                  SCHEDULE 2.1

                    ISSUED AND OUTSTANDING SHARES OF ACQUIREE


                                             CLASS A          CLASS B
                                             COMMON           COMMON
         NAME OF HOLDER                      SHARES           SHARES
         --------------                      -------          -------
         9144-6773 Quebec Inc.(1)             4,240                -
         9144-6906 Quebec Inc.(2)                 -            1,760
                                              -----            -----
         TOTAL                                4,240            1,760

(1) A holding company controlled by Yvon Leveille
(2) A holding company controlled by Alain Lachambre



                                CLASS A      CLASS B      CLASS C      CLASS D      CLASS E      CLASS F
                               PREFERRED    PREFERRED    PREFERRED    PREFERRED    PREFERRED    PREFERRED
 NAME OF HOLDER                 SHARES       SHARES        SHARES      SHARES       SHARES       SHARES
 --------------                ---------    ---------    ---------    ---------    ---------    ---------
 Yvon Leveille                         -     221,969          -           -               -            -
 Alain Lachambre                 443,256      57,904          -           -               -            -
 9144-6773 Quebec Inc.(1)      1,067,844           -          -           -         565,333            -
 9144-6906 Quebec Inc.(2)              -           -          -           -               -      234,667
 Celine Plourde                        -     176,127          -           -               -            -
                               ---------     -------     ---------     -------      -------      -------
 TOTAL                         1,511,100     456,000          -           -         565,333      234,667

(1) A holding company controlled by Yvon LeveillE
(2) A holding company controlled by Alain LachambrE


                            SHARE PURCHASE AGREEMENT
                                  SCHEDULE 2.2

           PURCHASE PRICE FOR THE ACQUIREE COMMON AND PREFERRED SHARES


                                                                PURCHASE PRICE
   SHAREHOLDERS                 ACQUIREE SHARES                         $
 ------------------------------------------------------------------------------

 Yvon Leveille               221,969 preferred "B"                     $221,969

 ------------------------------------------------------------------------------

 9144-6773 Qc inc            4,240 common "A"                        10,072,686
 (Leveille Holdco)           1,067,844 preferred "A"                  1,067,844
                             565,333 preferred "E"                      565,333

 ------------------------------------------------------------------------------

 Celine Plourde              176,127 preferred "B"                      176,127

 ------------------------------------------------------------------------------

 Alain Lachambre             443,256 preferred "A"                      443,256
                             57,904 preferred  "B"                       57,904

 ------------------------------------------------------------------------------

 9144-6906 Qc inc            1,760 common "B"                         4,181,114
 (Lachambre Holdco)          234,667 preferred "F"                      234,667

 ------------------------------------------------------------------------------

 TOTAL                                                              $17,020,900

 ------------------------------------------------------------------------------

                            SHARE PURCHASE AGREEMENT
                                  SCHEDULE 2.3

         6.7.1    Purchase Price Apportionment


                           SHARES HELD         PURCHASE                         CONSIDERATION RECEIVED
 VENDORS                  AS AT CLOSING          PRICE
                     -----------------------  ----------  ----------------------------------------------------------------
                                                          Cash on   Balance      Acquiror Series I    Acquiror Preferred
                                                          closing  receivable   Exchangeable Shares         Shares
                                                          -------  ----------  ---------------------  --------------------
                                                   $         $         $        Number      Value      Number      Value
 =========================================================================================================================
 Yvon Leveille       221,969 preferred "B"       221,969  221,969          -           -           -          -          -

 -------------------------------------------------------------------------------------------------------------------------
 9144-6773 Qc inc.   4,240 common "A"         10,072,686        -  1,529,863   4,593,333   7,177,543  1,365,280  1,365,280
 (Leveille Holdco)
                     1,067,844 preferred "A"   1,067,844  207,760    860,084           -           -          -          -

                     565,333 preferred "E"       565,333        -    565,333           -           -          -          -

 -------------------------------------------------------------------------------------------------------------------------
 Alain Lachambre     443,256 preferred "A"       443,256   86,240    357,016           -           -          -          -

                     57,904 preferred "B"         57,904   57,904          -           -           -          -          -

 -------------------------------------------------------------------------------------------------------------------------
 9144-6906 Qc inc.   1,760 common "B"          4,181,114        -    635,037   1,906,667   2,979,357    566,720    566,720
 (Lachambre Holdco)
                     234,667 preferred "F"       234,667        -    234,667           -           -          -          -

 -------------------------------------------------------------------------------------------------------------------------
 Celine Plourde      176,127 preferred "B"       176,127  176,127          -           -           -          -          -

 -------------------------------------------------------------------------------------------------------------------------

 TOTAL                                        17,020,900  750,000  4,182,000   6,500,000  10,156,900  1,932,000  1,932,000
 -------------------------------------------------------------------------------------------------------------------------


                            SHARE PURCHASE AGREEMENT
                                 SCHEDULE 2.3 A

                        ADSERO SERIES A PREFERRED SHARES

                            SHARE PURCHASE AGREEMENT
                                  SCHEDULE 2.7

       SHARES TRANSFERRED ACCORDING TO THE DISPOSITION OF SECTION 85(1) OF
         THE INCOME TAX ACT AND SECTION 518 OF THE TAXATION ACT (QUEBEC)

                                  AGREED AMOUNT

                       SHARES HELD       PURCHASE              CONSIDERATION RECEIVED              AGREED
 VENDORS              AS AT CLOSING        PRICE                                                   AMOUNT
                     ----------------   ----------    -----------------------------------------   ---------
                                                      BALANCE     ACQUIROR SERIES I   ACQUIROR
                                                     RECEIVABLE     EXCHANGEABLE      PREFERRED
                                                                       SHARES          SHARES
                                        ----------   ----------   -----------------   ---------   ---------
                                            $             $               $               $           $
 ==========================================================================================================
 9144-6773 QC INC.   4,240 common "A"   10,072,686    1,529,863       7,177,543       1,365,280   1,529,863
 (LEVEILLE HOLDCO)

 ----------------------------------------------------------------------------------------------------------
 9144-6906 QC INC.   1,760 common "B"    4,181,114      635,037       2,979,357         566,720     635,037
 (LACHAMBRE HOLDCO)

 ----------------------------------------------------------------------------------------------------------


                            SHARE PURCHASE AGREEMENT
                                  SCHEDULE 2.8

                                  AGREED AMOUNT

                            SHARE PURCHASE AGREEMENT
                                  SCHEDULE 2.10

                                  STOCK OPTIONS

         Upon Closing or immediately thereafter, Adsero shall prepare certificates recognizing the granting of a total of 300,000 Stock Options to certain employees of TOL Canada and for which Adsero will seek to obtain the requisite regulatory approvals as soon as possible thereafter. All Stock Options so granted shall be subject to the conditions outlined in Section 2.10 of this Agreement.

                            SHARE PURCHASE AGREEMENT
                              SCHEDULE 2.11.2.1(B)

                                LOCK-UP AGREEMENT


                             (SEE DOCUMENT ANNEXED)

                            SHARE PURCHASE AGREEMENT
                              SCHEDULE 2.11.2.2(B)

                   ADSERO SERIES A PREFERRED SHARE DESIGNATION

                            SHARE PURCHASE AGREEMENT
                              SCHEDULE 2.11.2.2(E)

                       YVON LEVEILLE EMPLOYMENT AGREEMENT

                             (SEE DOCUMENT ANNEXED)

                            SHARE PURCHASE AGREEMENT
                              SCHEDULE 2.11.2.2(F)

                      ALAIN LACHAMBRE EMPLOYMENT AGREEMENT

                            SHARE PURCHASE AGREEMENT
                                 SCHEDULE 3.5.3

                          ADSERO ISSUED AND OUTSTANDING
                              OPTIONS AND WARRANTS
                                        &
                            OTHER COMMITTED ISSUANCES



Total Warrants Outstanding:                                            5,627,430

Total Options Outstanding:                                               337,500
(Excluding the 300,000
Stock options to employees
of TOL)

Shares Issuable upon Conversion
of Westminster Capital Note                                            2,000,000

Shares issuable under private placements                               3,257,500
                                                                      ----------


TOTAL:                                                                11,222,430
                                                                      ==========

                            SHARE PURCHASE AGREEMENT

                                  SCHEDULE 3.6

                           ADSERO FINANCIAL STATEMENTS

                            SHARE PURCHASE AGREEMENT

                                SCHEDULE 3.15(H)

                          EXCEPTIONS TO SECTION 3.15(H)

                            SHARE PURCHASE AGREEMENT

                                  SCHEDULE 3.17

                                  FINDER'S FEES

                                 SCHEDULE 4.4.1
                  ACQUIREE'S CAPITALIZATION AND STOCK OWNERSHIP


                                             CLASS A          CLASS B
                                             COMMON           COMMON
         NAME OF HOLDER                      SHARES           SHARES
         --------------                      -------          -------
         9144-6773 Quebec Inc.(1)             4,240                -
         9144-6906 Quebec Inc.(2)                 -            1,760
                                              -----            -----
         TOTAL                                4,240            1,760

(1) A holding company controlled by Yvon Leveille
(2) A holding company controlled by Alain Lachambre


                                CLASS A      CLASS B      CLASS C      CLASS D      CLASS E      CLASS F
                               PREFERRED    PREFERRED    PREFERRED    PREFERRED    PREFERRED    PREFERRED
 NAME OF HOLDER                 SHARES       SHARES        SHARES      SHARES       SHARES       SHARES
 --------------                ---------    ---------    ---------    ---------    ---------    ---------
 Yvon Leveille                         -     221,969             -           -            -            -
 Alain Lachambre                 443,256      57,904             -           -            -            -
 9144-6773 Quebec Inc.(1)      1,067,844           -             -           -      565,333            -
 9144-6906 Quebec Inc.(2)              -           -             -           -            -      234,667
 Celine Plourde                        -     176,127             -           -            -            -
 3091503 Nova Scotia Company           -           -     1,000,000     500,000            -            -
                               ---------     -------     ---------     -------      -------      -------
 TOTAL                         1,511,100     456,000     1,000,000     500,000      565,333      234,667


(1) A holding company controlled by Yvon LeveillE
(2) A holding company controlled by Alain Lachambre

                                  SCHEDULE 4.8
                               IMMOVABLE PROPERTY

The Acquiree is the owner of the property described hereunder:

         IMMEUBLE 1

                  Un immeuble connu et designe comme etant compose comme suit :

                  a) le lot numero VINGT-DEUX de la subdivision du lot originaire numero DEUX CENT QUATRE-VINGT-QUINZE (295-22) du cadastre de la Paroisse de Sainte-Julie, circonscription fonciere de VERCHERES;

                  b) le lot numero SEPT de la subdivision du lot originaire numero DEUX CENT QUATRE-VINGT-SEIZE (296-7), dudit cadastre.

                  Avec toutes les batisses y erigees, notamment celle portant le numero 2101, BOULEVARD NOBEL, SAINTE-JULIE, PROVINCE DE QUEBEC, J3E 1Z8.

                  Tel que le tout se trouve presentement avec toutes les servitudes actives et passives, apparentes ou occultes attachees a l'immeuble, sans exception ni reserve et notamment sujet au reglement de zonage aerien publie sous le numero 135912.

         IMMEUBLE II

                  Un immeuble VACANT connu et designe comme etant compose comme suit :

                  a) le lot numero CENT QUATRE-VINGT-HUIT de la subdivision du lot originaire numero DEUX CENT QUATRE-VINGT-QUINZE (295-188), du cadastre de la Paroisse de Sainte-Julie, circonscription fonciere de VERCHERES;

                  b) le lot numero DEUX CENT SOIXANTE-DEUX de la subdivision du lot originaire numero DEUX CENT QUATRE-VINGT-QUATORZE (294-262), dudit cadastre.

                  Tel que le tout se trouve presentement avec toutes les servitudes actives et passives, apparentes ou occultes attachees a l'immeuble, sans exception ni reserve et notamment sujet au reglement de zonage aerien publie sous le numero 135912 et a la servitude de non construction creee aux termes de l'acte publie sous le numero 327599.

                  Le Debiteur hypotheque egalement les biens suivants, pour les fins et pour la somme (avec les interets) indiquees precedemment au present article :

      1. tous les loyers et revenus produits par l'immeuble, presents et a venir;

      2. tous les biens meubles qui sont presentement ou seront dans l'avenir materiellement attaches ou reunis a l'immeuble; et

      3. les indemnites payables en vertu de tout contrat d'assurance couvrant l'immeuble et les biens mentionnes aux paragraphes 1 et 2 qui precedent.

                  L'immeuble et les autres biens mentionnes ci-dessus sont collectivement appeles (biens hypotheques). Si l'hypotheque affecte plus d'un immeuble, le terme (immeuble) designe tous et chacun des immeubles hypotheques.

A surface of 2 100 square feet is being rented to Thersol inc.

                                 SCHEDULE 4.8.2
                       TITLE TO ASSETS AND RELATED MATTERS

Liens

ACQUIREE

      1. An Immovable hypothec dated September 30, 2003, in favour of the Business Development Bank of Canada to guarantee a three million dollars (3 000 000 $) loan to Teckn-O-Laser Global Inc. Such hypothec was granted on two buildings as described hereunder.

         IMMEUBLE 1

                  Un immeuble connu et designe comme etant compose comme suit :

                  a) le lot numero VINGT-DEUX de la subdivision du lot originaire numero DEUX CENT QUATRE-VINGT-QUINZE (295-22) du cadastre de la Paroisse de Sainte-Julie, circonscription fonciere de VERCHERES;

                  b) le lot numero SEPT de la subdivision du lot originaire numero DEUX CENT QUATRE-VINGT-SEIZE (296-7), dudit cadastre.

                  Avec toutes les batisses y erigees, notamment celle portant le numero 2101, BOULEVARD NOBEL, SAINTE-JULIE, PROVINCE DE QUEBEC, J3E 1Z8.

                  Tel que le tout se trouve presentement avec toutes les servitudes actives et passives, apparentes ou occultes attachees a l'immeuble, sans exception ni reserve et notamment sujet au reglement de zonage aerien publie sous le numero 135912.

         IMMEUBLE II

                  Un immeuble VACANT connu et designe comme etant compose comme suit :

                  a) le lot numero CENT QUATRE-VINGT-HUIT de la subdivision du lot originaire numero DEUX CENT QUATRE-VINGT-QUINZE (295-188), du cadastre de la Paroisse de Sainte-Julie, circonscription fonciere de VERCHERES;

                  b) le lot numero DEUX CENT SOIXANTE-DEUX de la subdivision du lot originaire numero DEUX CENT QUATRE-VINGT-QUATORZE (294-262), dudit cadastre.

                  Tel que le tout se trouve presentement avec toutes les servitudes actives et passives, apparentes ou occultes attachees a l'immeuble, sans exception ni reserve et notamment sujet au reglement de zonage aerien publie sous le numero 135912 et a la servitude de non construction creee aux termes de l'acte publie sous le numero 327599.

                  Le Debiteur hypotheque egalement les biens suivants, pour les fins et pour la somme (avec les interets) indiquees precedemment au present article:

      4. tous les loyers et revenus produits par l'immeuble, presents et a venir;

      5. tous les biens meubles qui sont presentement ou seront dans l'avenir materiellement attaches ou reunis a l'immeuble; et

      6. les indemnites payables en vertu de tout contrat d'assurance couvrant l'immeuble et les biens mentionnes aux paragraphes 1 et 2 qui precedent.

                  L'immeuble et les autres biens mentionnes ci-dessus sont collectivement appeles (biens hypotheques). Si l'hypotheque affecte plus d'un immeuble, le terme (immeuble) designe tous et chacun des immeubles hypotheques.

Servitude

      1. An aerial zoning servitude is granted in favour of the St-Hubert
         Airport.

      2. Teckn-O-Laser Global inc. encumbered in favour of the dominant lands (described hereunder), the land located at 2101, boulevard Nobel, Sainte-Julie, province de Quebec, J3E 1Z8 of a servitude of non-construction prohibiting any construction or plantation with the exception of what could be required by municipal by-laws.

         DESIGNATION OF THE DOMINANT LANDS

         PARCELLE 1

         Le lot numero DEUX CENT de la subdivision officielle du lot originaire numero DEUX CENT QUATRE-VINGT-QUATORZE (294-200), au cadastre officiel de la Paroisse de Sainte-Julie, circonscription fonciere de VERCHERES.

         PARCELLE 2

         Le lot numero DEUX CENT UN de la subdivision officielle du lot originaire numero DEUX CENT QUATRE-VINGT-QUATORZE (294-201), audit cadastre.

         PARCELLE 3

         Le lot numero DEUX CENT CINQUANTE-TROIS de la subdivision officielle du lot originaire numero DEUX CENT QUATRE-VINGT-QUATORZE (294-253), audit cadastre;

         PARCELLE 4

         Le lot numero DEUX CENT CINQUANTE-QUATRE de la subdivision officielle du lot originaire numero DEUX CENT QUATRE-VINGT-QUATORZE (294-254), audit cadastre;

         PARCELLE 5

         De forme triangulaire, une PARTIE du lot QUATRE de la subdivision officielle du lot originaire DEUX CENT QUATRE-VINGT-QUATORZE (294-4
         PTIE), audit cadastre, bornee vers le Nord-Est par une partie du lot 294-253, sur une distance de 38,530 metres, vers le Sud-Est par une partie du lot 294-254, sur une distance de 10,600 metres, vers le Sud-Ouest par une partie du lot 295-1, sur une distance de 37,300 metres, ayant une superficie totale de 197,7 metres carre.

         PARCELLE 6

         De forme irreguliere, une PARTIE du lot QUATRE de la subdivision officielle du lot originaire DEUX CENT QUATRE-VINGT-QUATORZE (294-4
         PTIE), audit cadastre, bornee vers le Nord-Est par une partie du lot 294 (boulevard Nobel), ayant une courbe de 20,950 metres et un rayon de 159,620 sur une distance de 2,500 metres, vers le Sud-Est par le lot 294-253, sur une distance de 24,974 metres, vers le Sud-Ouest par une partie du lot 295, sur une distance de 23,114 metres, et vers le Nord-Ouest par le lot 294-262, sur une distance de 17,520 metres, ayant une superficie totale de 480,7 metres carres.

         PARCELLE 7

         Le lot numero TRENTE-TROIS de la subdivision officielle du lot originaire numero DEUX CENT QUATRE-VINGT-QUINZE (295-33), audit cadastre;

         PARCELLE 8

         De forme irreguliere, une PARTIE du lot originaire DEUX CENT QUATRE-VINGT-QUINZE (295 PTIE), audit cadastre, bornee vers le Sud-Ouest par une partie du lot 295-22 sur une distance de 33,100 metres, vers le Nord-Ouest par le lot 295-188, sur une distance de 43,780 metres, vers le Nord-Est par une partie du lot 294-4, sur une distance de 23,114 metres, vers le Sud-Est par le lot 295-33, sur une distance de 7,462 metres, vers le Nord-Est par le lot 295-33, sur une distance de 26,092 metres et vers le Sud-Est par une partie du lot 295-1, sur une distance de 40,570 metres, ayant une superficie totale de 1 576,6 metres carres.

         PARCELLE 9

         De forme irreguliere, une PARTIE du lot UN de la subdivision officielle du lot originaire DEUX CENT QUATRE-VINGT-QUINZE (295-1 PTIE), audit cadastre, bornee vers le

         Sud-Ouest par une partie du lot 295-17 (rue Leonard de Vinci), par une partie du lot 295 et une partie du lot 295-22, sur une distance de 38,200 metres, vers le Nord-Ouest par une partie du lot 295, sur une distance de 40,570 metres, vers le Nord-Est par une partie du lot 294-4, sur une distance de 37,300 metres et vers le Sud-Est par le lot 295-34, sur une distance de 40,584 metres, ayant une superficie totale de 1 531,8 metres carres.

         PARCELLE 10

         Le lot numero TRENTE-QUATRE de la subdivision officielle du lot originaire numero DEUX CENT QUATRE-VINGT-QUINZE (295-34), audit cadastre;

         PARCELLE 11

         Le lot numero TRENTE-DEUX de la subdivision officielle du lot originaire numero DEUX CENT QUATRE-VINGT-QUINZE (295-32), audit cadastre;

         PARCELLE 12

         Le lot numero DEUX CENT SOIXANTE-TROIS de la subdivision officielle du lot originaire numero DEUX CENT QUATRE-VINGT-QUATORZE (294-263), audit cadastre; Tous montres sur le plan de compilation de Francois LAROUCHE, arpenteur-geometre, du douze octobre deux mille un (2001).

      3. A servitude granted in favour of Montreal pipeline Co. Ltd published in Vercheres under number 46945;

      4. Three servitudes granted in favour of Southern Canada Power Co. published in Vercheres under numbers 50874, 50875 and 82644;

      5. A servitude of non-access to the highway published in Vercheres under number 71935.

Guarantee

A guarantee granted by Teckn-O-Laser Global Inc. in favour of GE VFS Canada Limited Partnership to secure the leasing of computer technology by Teckn-O-Laser Inc. A guarantee granted by Teckn-O-Laser Global Inc. in favour of National Bank of Canada to secure the loan of five million dollars (5 000 000 $) by Teckn-O-Laser Inc.

TOL CANADA

Movable Hypothecs

      A. A movable hypothec granted by Teckn-O-Laser inc. in favour of the National Bank of Canada to guarantee a five million dollars (5 000 000 $) loan including an additional hypothec in the amount of one million dollars (1 000 000 $) which hypothec was executed on December 10, 2003 and published on December 12, 2003 at the Personal and Movable Real Rights Registry Office under number 03-0664613-0002. Such hypothec was granted on the items described hereunder.

         TOUS LES STOCKS DU CLIENT, PRESENT ET FUTURES, OU QU'ILS SE TROUVENT ET TOUTES LES CREANCES DU CLIENT, PRESENTES ET FUTURES, QUEL QUE SOIT LE LIEU OU SE TROUVENT LES DEBITEURS DE CES CREANCES.

         LE PRODUIT DE TOUTE VENTE, LOCATION OU AUTRE DISPOSITION DE CES BIENS, TOUTE CREANCE RESULTANT D'UNE VENTE, LOCATION OU AUTRE DISPOSITION DE CES BIENS, AINSI QUE TOUT BIEN ACQUIS EN REMPLACEMENT DE CEUX-CI.

      B. A movable hypothec granted by Teckn-O-Laser inc. in favour of the National Bank of Canada to guarantee a five million two hundred eighty thousand dollars (5 280 000 $) loan including an additional hypothec in the amount of eight hundred eighty thousand dollars ( 880 000 $) which hypothec was executed on July 3, 2003 and published on July 4, 2003 at the Personal and Movable Real Rights Registry Office under number 03-0341143-0001. Such hypothec was granted on the items described hereunder.

         TOUS LES STOCKS DU CLIENT, PRESENTS ET FUTURS, OU QU'ILS SE TROUVENT ET TOUTES LES CREANCES DU CLIENT, PRESENTES ET FUTURES, QUEL QUE SOIT LE LIEU OU SE TROUVENT LES DEBITEURS DE CES CREANCES.

         LE PRODUIT DE TOUTE VENTE, LOCATION OU AUTRE DISPOSITION DE CES BIENS, TOUTE CREANCE RESULTANT D'UNE VENTE, LOCATION OU AUTRE DISPOSITION DE CES BIENS, AINSI QUE TOUT BIEN ACQUIS EN REMPLACEMENT DE CEUX-CI.

      C. A movable hypothec granted by Teckn-O-Laser inc. in favour of the National Bank of Canada to guarantee a one million two hundred thousand dollars (1 200 000 $) loan including an additional hypothec in the amount of two hundred thousand dollars ( 200 000 $) which hypothec was executed on July 30, 2002 and published on August 1, 2003 at the Personal and Movable Real Rights Registry Office under number 02-0336784-0003. Such hypothec was granted on the items described hereunder.

         TOUT L'EQUIPEMENT, L'OUTILLAGE ET LE MOBILIER DE BUREAU DU CLIENT, PRESENTS ET FUTURS.

         LE PRODUIT DE TOUTE VENTE, LOCATION OU AUTRE DISPOSITION DE CES BIENS, TOUTE CREANCE RESULTANT D'UNE VENTE, LOCATION OU AUTRE DISPOSITION DE CES BIENS, AINSI QUE TOUT BIEN ACQUIS EN REMPLACEMENT DE CEUX-CI.

      D. A movable hypothec without delivery granted by Teckn-O-laser inc. in favour of the Caisse de depot et placement du Quebec to guarantee a six hundred thousand dollars (600 000 $) loan which hypothec was executed on March 21, 2001 and published on March 22, 2001 at the Personal and Movable Real Rights Registry Office under number 01-0088499-0001. Such hypothec was granted on the items described hereunder.

         UNE HYPOTHEQUE SANS DEPOSSESSION GRIEVANT LA TOTALITE DE L'UNIVERSALITE DE L'ENTREPRISE, DES ELEMENTS D'ACTIF ET DES BIENS CORPORALS ET INCORPORELS DU CONSTITUANT, DON'T IL EST PROPRIETAIRE ACTUELLEMENT OU DON'T IL FAIT L'ACQUISITION PAR LA SUITE, DE TOUT GENRE ET NATURE QUE CE SOIT, PEU IMPORTE OU ILS SONT SITUES. LES BIENS SONT ACTUELLEMENT SITUES A L'ENTREPRISE SISE AU 2101-N, BOULEVARD NOBEL, SAINTE-JULIE (QUEBEC) J3E 1Z8.

      E. A movable hypothec granted by Teckn-O-Laser inc. in favour of the Caisse de depot et placement du Quebec to guarantee a one million one hundred thousand dollars (1 100 000 $) loan including an additional hypothec in the amount of two hundred twenty thousand dollars ( 220 000 $) which hypothec executed on June 19, 2000 and published on June 21, 2000 at the Personal and Movable Real Rights Registry Office under number 00-0170584-0001. Such hypothec was granted on the items described hereunder.

         TOUS LES MEUBLES, EQUIPEMENTS, ACCESSOIRES, APPAREILS, INVENTAIRES ET TOUS AUTRES BIENS UTILISES PAR LA COMPAGNIE DANS LE CADRE DE SES OPERATIONS.

Lease

The lease of a Bulldog Battery Model 12-125B-13 and of a Raymond Truck Model EASI-R30TT between Teckn-O-Laser inc. and Equipements G.N. Johnston Ltee executed on June 20, 2003 and published on September 29, 2003 at the Personal and Movable Real Rights Registry Office under number 03-0515587-0001.

Bank Act Security - section 427

A security was granted by the Borrower in favour of the National Bank of Canada under section 427 of the Bank Act executed on January 23, 2003 and expiring on December 31, 2008 registered under the number 01128908 of the Canadian Securities Registration Systems.

                                 SCHEDULE 4.9.5
                              ENVIRONMENTAL PERMITS

                                      NONE

                                 SCHEDULE 4.9.6
                              HAZARDOUS SUBSTANCES

1.       An hydrochloric acid container is held locked in a locker.

2. Properties or Assets to produce, generate, store, handle, transport or dispose of any Hazardous Substances: None

                                 SCHEDULE 4.10.2
                              CAPITAL EXPENDITURES

                                      NONE

                                  SCHEDULE 4.11
                                    EMPLOYEES

The complete list of employees of TOL Canada is attached herewith. There are no written agreement signed by the employees.

                                 SCHEDULE 4.13.1
                               EMPLOYEE RELATIONS

Further to a judgment granting a petition for certification, a collective bargaining agreement will be negotiated within the next year with TOL Canada.

                                  SCHEDULE 4.14
                               PROFIT SHARING PLAN

a) TOL Canada has an employee group insurance plan. Complete copy of the said employee group insurance plan has been provided to the Acquiror.

b) TOL Canada has two profit sharing plans constituted in favour of its employees. The first one in favour of the workers provide a 10% profit sharing and the second in favour of the management personnel provide a 5% profit sharing opportunity. Complete copies of the said profit sharing plans have been provided to the Acquiror.

c) TOL Canada has adopted a general policy handbook for its employees which provides the rules regarding holidays, sick leave, vacation, disability, termination and severance pay and establishes the general policies, procedures and worked-related rules. Complete copy of the said general policy handbook has been provided to the Acquiror.

d) Automobile allowances: 0.35$/km for travelling expenses incurred for the benefit of TOL Canada and the Acquiree.

e)       Expenses reimbursement: with justification.

                                 SCHEDULE 4.15.1
                              INTELLECTUAL PROPERTY

a) The list of all domain names used by the Acquiree and TOL Canada is attached herewith.

b) There are no copyrights or patents registered in the name of the Acquiree and TOL Canada.

c)       TOL Canada is the owner of the following trade marks:

         i)       TECKNOLASER
                  Registration number: LMC557020
                  Registration date: January 29, 2002

         ii)      REFLEXION
                  Registration number: LMC615814
                  Registration date: July 27, 2004

         TOL Canada also uses the trade mark "Evergreen".

d) The description of the computer systems and application software is attached herewith.

                                 SCHEDULE 4.15.2
                        INTELLECTUAL PROPERTY AGREEMENTS

1.       Encumbrances

A movable hypothec without delivery granted by Teckn-O-laser inc. in favour of the Caisse de depot et placement du Quebec to guarantee a six hundred thousand dollars (600 000 $) loan which hypothec was executed on March 21, 2001 and published on March 22, 2001 at the Personal and Movable Real Rights Registry Office under number 01-0088499-0001. Such hypothec was granted on the items described hereunder.

UNE HYPOTHEQUE SANS DEPOSSESSION GREVANT LA TOTALITE DE L'UNIVERSALITE DE L'ENTREPRISE, DES ELEMENTS D'ACTIF ET DES BIENS CORPORELS ET INCORPORELS DU CONSTITUANT, DONT IL EST PROPRIETAIRE ACTUELLEMENT OU DONT IL FAIT L'ACQUISITION PAR LA SUITE, DE TOUT GENRE ET NATURE QUE CE SOIT, PEU IMPORTE OU ILS SONT SITUES. LES BIENS SONT ACTUELLEMENT SITUES A L'ENTREPRISE SISE AU 2101-N, BOULEVARD NOBEL, SAINTE-JULIE (QUEBEC) J3E 1Z8.

A movable hypothec granted by Teckn-O-Laser inc. in favour of the Caisse de depot et placement du Quebec to guarantee a one million one hundred thousand dollars (1 100 000 $) loan including an additional hypothec in the amount of two hundred twenty thousand dollars ( 220 000 $) which hypothec executed on June 19, 2000 and published on June 21, 2000 at the Personal and Movable Real Rights Registry Office under number 00-0170584-0001. Such hypothec was granted on the items described hereunder.

TOUS LES MEUBLES, EQUIPEMENTS, ACCESSOIRES, APPAREILS, INVENTAIRES ET TOUS AUTRES BIENS UTILISES PAR LA COMPAGNIE DANS LE CADRE DE SES OPERATIONS.

2.       Protection of Intellectual Property rights

         None

3.       Intellectual Property Licensing

         None

4.       Restrictions on the ability to use the Intellectual Property

         None

                                  SCHEDULE 4.23
                                     LEASES

1. A lease between Teckn-O-Laser inc. and 401 Magnetic limited for a premise located at 401 Magnetic Drive, North York, Ontario constituted of units number 41 and 42. The term is five (5) years and sixteen (16) days commencing the 15th day of September 2000 and expiring the 30th day of September 2005 for a rent of 8 983.00 $ per annum for the first year of the term, a rent of 9 674.00 $ per annum for the second year of the term, a rent of 10 365.00 $ per annum for the third year of the term, a rent of 11 056.00 $ per annum for the fourth year of the term and a rent of 11 747.00 $ per annum for the fifth year of the term in addition to an estimated additional rent representing common area maintenance, realty taxes and building insurances. An option to renew the lease has been granted by the landlord for a term not less than five (5) years.

2. A verbal lease between Teckn-O-Laser Global inc. and Teckn-O-Laser inc. for a premise located at 2101-N, boulevard Nobel, Sainte-Julie, province de Quebec, J3E 1Z8. There is no term to this lease and the rent represent 7.55$ per square foot for 70 728 square foot for a total rent of 534 000$ per annum. Teckn-O-Laser Global inc. is liable for the taxes, insurance and maintenance of the building, land and parking lot.